Filed Pursuant to Rule 424(b)(2)

Registration No 333-236742-01

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Floating Rate First Mortgage Bonds due 2070	$126,497,000	100%	$126,497,000	$16,420

(1)      This filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for Registration Statement No. 333-236742-01 filed by the registrant on February 28, 2020.

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 28, 2020

$126,497,000

Consumers Energy Company

Floating Rate First Mortgage Bonds due 2070

We are offering $126,497,000 aggregate principal amount of our Floating Rate First Mortgage Bonds due 2070, referred to as the Bonds. The Bonds will bear interest quarterly at a rate equal to three-month LIBOR (as defined in this prospectus supplement) minus 0.30%, subject to the provisions set forth under “Description of the Bonds — Payment and Maturity”. Interest on the Bonds will be reset quarterly on January 7, April 7, July 7 and October 7 of each year, commencing on January 7, 2021. The Bonds will mature on October 7, 2070.

We may redeem some or all of the Bonds at our option at any time on or after October 7, 2050 for cash at the applicable redemption price described in this prospectus supplement, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date. See “Description of the Bonds — Optional Redemption”.

Each holder of the Bonds may require us to repay some or all of the Bonds held by that holder commencing on October 7, 2021, on every April 7 and October 7 thereafter through and including October 7, 2031 and thereafter on October 7 of every subsequent second year through and including October 7, 2067, at the repayment prices listed in this prospectus supplement, plus accrued and unpaid interest, if any, thereon to, but not including, the repayment date. See “Description of the Bonds — Repayment at Option of a Holder”.

There will be no sinking fund for the Bonds.

If there is a Tax Event (as defined in this prospectus supplement), we have the right to shorten the maturity of the Bonds to the extent required so that the interest we pay on the Bonds will be deductible for U.S. federal income tax purposes. On the new maturity date, we will pay 100% of the principal amount of the Bonds, plus accrued and unpaid interest, if any, thereon to, but not including, the new maturity date. See “Description of the Bonds — Conditional Right to Shorten Maturity”.

The Bonds will be issued only in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Bonds will rank equal in right of payment with all of Consumers Energy Company’s other existing and future first mortgage bonds issued either independently or as collateral for outstanding or future indebtedness.

The Bonds will constitute a new series of securities with no established trading market. We do not intend to apply to list the Bonds for trading on any securities exchange or to include the Bonds in any automated quotation system.

This investment involves risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 3 of the accompanying prospectus and the “Risk Factors” section beginning on page 33 of our Annual Report on Form 10-K for the year ended December 31, 2019 and the “Risk Factors” section beginning on page 91 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Bond	Total
Price to the public	100.00%	$126,497,000
Underwriting discount and commission	1.00%	$1,264,970
Proceeds to Consumers Energy Company (before expenses)	99.00%	$125,232,030

Interest on the Bonds will accrue from October 7, 2020 to the date of delivery.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect to deliver the Bonds on or about October 7, 2020 only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants.

Joint Book-Running Managers

UBS Investment Bank	Deutsche Bank Securities	RBC Capital Markets	J.P. Morgan	Morgan Stanley

The date of this prospectus supplement is September 25, 2020.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the Bonds and also adds to and updates information contained or incorporated by reference in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which contains a description of the securities registered by us and gives more general information, some of which may not apply to the Bonds. To the extent there is a conflict between the information contained or incorporated by reference in this prospectus supplement (or any free writing prospectus), on the one hand, and the information contained or incorporated by reference in the accompanying prospectus, on the other hand, the information contained or incorporated by reference in this prospectus supplement (or any free writing prospectus) shall control.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed jointly with our parent, CMS Energy Corporation, with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under the registration statement, we may, from time to time, sell securities, including the Bonds being offered by this prospectus supplement.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. This prospectus supplement and the accompanying prospectus incorporate important business and financial information about us and our subsidiaries that is not included in or delivered with these documents. This information is available without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request. See “Where You Can Find More Information”.

The terms “Consumers”, “we”, “our” and “us” as used in this prospectus supplement refer to Consumers Energy Company and its subsidiaries and predecessors as a combined entity, except where it is made clear that such term means only Consumers Energy Company.

This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters and their affiliates and agents have not, authorized anyone to provide you with different or additional information. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any different or additional information that anyone may give you. We are not, and the underwriters and their affiliates and agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement may only be used where it is legal to sell these securities. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates or on other dates that are specified in those documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus. Our business, financial condition, liquidity, results of operations and prospects may have changed since these dates.

SUMMARY

This summary may not contain all of the information that may be important to you. You should read carefully this prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision.

Consumers Energy Company

Consumers, a wholly-owned subsidiary of CMS Energy Corporation, is an electric and gas utility serving Michigan’s Lower Peninsula. Consumers owns and operates electric generation, transmission and distribution facilities and gas transmission, storage and distribution facilities. Consumers serves individuals and businesses operating in the alternative energy, automotive, chemical, food and metal products industries, as well as a diversified group of other industries. Consumers provides electricity and/or natural gas to 6.7 million of Michigan’s 10 million residents. Consumers’ rates and certain other aspects of its business are subject to the jurisdiction of the Michigan Public Service Commission and the Federal Energy Regulatory Commission, as well as to North American Electric Reliability Corporation reliability standards. Consumers’ principal executive offices are located at One Energy Plaza, Jackson, Michigan 49201, and Consumers’ telephone number is (517) 788-0550.

Recent Developments

On September 10, 2020, the Michigan Public Service Commission approved a settlement agreement in Consumers’ gas rate case, increasing natural gas rates by approximately $144 million annually, effective October 1, 2020. The settlement provides for a rate of return on common equity of 9.9%.  In the settlement agreement, Consumers agreed not to file a new general gas rate case earlier than December 1, 2021.

The Offering

The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For additional information concerning the Bonds, see “Description of the Bonds”.

Issuer	Consumers Energy Company.

Securities Offered

$126,497,000 aggregate principal amount of Floating Rate First Mortgage Bonds due 2070 (the “Bonds”) to be issued under the indenture dated as of September 1, 1945 between us and The Bank of New York Mellon (ultimate successor to City Bank Farmers Trust Company), as trustee (the “trustee”), as amended and supplemented from time to time, including as supplemented by a supplemental indenture thereto establishing the terms of the Bonds to be dated as of October 7, 2020 (collectively, the “indenture”). The indenture is referred to in the accompanying prospectus as the Mortgage Indenture.

Issue Price	Each Bond will be issued at a price of 100% of its principal amount plus accrued interest, if any, from October 7, 2020 if settlement occurs after that date.

Maturity

The Bonds will mature on October 7, 2070, unless earlier redeemed or repaid. If there is a Tax Event, we have the right to shorten the maturity of the Bonds to the extent required so that the interest we pay on the Bonds will be deductible for U.S. federal income tax purposes. See “Description of the Bonds — Conditional Right to Shorten Maturity”.

Interest Rate

The Bonds will bear interest quarterly at a rate equal to three-month LIBOR (as defined in this prospectus supplement) minus 0.30%, subject to the provisions set forth under “Description of the Bonds — Payment and Maturity”. Interest on the Bonds will be reset quarterly on January 7, April 7, July 7 and October 7 of each year, commencing on January 7, 2021.

Interest Payment Dates	Interest on the Bonds is payable quarterly in arrears on January 7, April 7, July 7 and October 7 of each year, commencing on January 7, 2021.

Record Date for Interest Payments

We will pay interest to holders of record at 5:00 p.m., New York City time, on the December 22, March 22, June 22 and September 22 preceding the relevant interest payment date (whether or not a business day).

Use of Proceeds

We estimate that the net proceeds from the sale of the Bonds, after deducting the underwriting discount and commission but before deducting estimated offering expenses, will be approximately $125,232,030. We intend to use the net proceeds of the offering of the Bonds for general corporate purposes. See “Use of Proceeds”.

Ranking

The Bonds will rank equal in right of payment with all of Consumers Energy Company’s other existing and future first mortgage bonds issued either independently or as collateral for outstanding or future indebtedness. As of August 31, 2020, Consumers Energy Company had outstanding approximately $7.845 billion aggregate principal amount of first mortgage bonds (excluding first mortgage bonds securing credit facilities and solid waste revenue bonds).

Optional Redemption by Consumers

At any time on or after October 7, 2050, we may redeem all or a part of the Bonds for cash at the applicable redemption price described in this prospectus supplement, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date. See “Description of the Bonds — Optional Redemption”.

Repayment at Option of a Holder

Each holder of the Bonds may require us to repay some or all of the Bonds held by that holder commencing on October 7, 2021, on every April 7 and October 7 thereafter through and including October 7, 2031 and thereafter on October 7 of every subsequent second year through and including October 7, 2067, at the repayment prices listed in this prospectus supplement, plus accrued and unpaid interest, if any, thereon to, but not including, the repayment date. See “Description of the Bonds — Repayment at Option of a Holder”.

Form of Bonds	One or more global securities held in the name of The Depository Trust Company (“DTC”) or its nominee in a minimum denomination of $1,000 and any integral multiple of $1,000 in excess thereof.

Trustee, Paying Agent and Calculation Agent	The Bank of New York Mellon.

Trading

The Bonds will constitute a new series of securities with no established trading market. We do not intend to apply to list the Bonds for trading on any securities exchange or to include the Bonds in any automated quotation system. No assurance can be given as to the liquidity of or trading market for the Bonds.

Risk Factors

You should carefully consider each of the factors referred to or as described in the section of this prospectus supplement entitled “Risk Factors” starting on page S-7, the “Risk Factors” and “Forward-Looking Statements and Information” sections in our Annual Report on Form 10-K for the year ended December 31, 2019 and the “Risk Factors” and “Forward-Looking Statements and Information” sections in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 before purchasing any Bonds.

RISK FACTORS

An investment in the Bonds involves risk. You should consider carefully the following risk factors, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the factors listed in “Forward-Looking Statements and Information” as well as the “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and the factors listed in “Forward-Looking Statements and Information” as well as the “Risk Factors” contained in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, each of which is incorporated by reference into this prospectus supplement, before you decide to purchase the Bonds. This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference or that are deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus, and other written and oral statements that we make, contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995 and relevant legal decisions. Our intention with the use of words such as “might”, “may”, “could”, “should”, “anticipates”, “believes”, “estimates”, “expects”, “intends”, “plans”, “projects”, “forecasts”, “predicts”, “assumes” and other similar words is to identify forward-looking statements that involve risk and uncertainty. We have no obligation to update or revise any forward-looking statements regardless of whether new information, future events or any other factors affect the information contained in the statements. The risks and uncertainties described below and those incorporated from the referenced Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are not the only ones we may confront. Additional risks and uncertainties not currently known to us or that we currently deem not material also may impair our business operations. If any of those risks actually occur, our business, financial condition, operating results, cash flow and prospects could be materially adversely affected. This section contains forward-looking statements.

Uncertainty relating to the calculation of the London Interbank Offered Rate (“LIBOR”) and other reference rates and their potential discontinuance may materially adversely affect the value of the Bonds.

National and international regulators and law enforcement agencies have conducted investigations into a number of rates or indices that are deemed to be “reference rates”. Actions by those regulators and law enforcement agencies may result in changes to the manner in which certain reference rates are determined, the discontinuance of certain reference rates, or the establishment of alternative reference rates. In particular, on July 27, 2017, the Chief Executive of the United Kingdom Financial Conduct Authority (the “FCA”), which regulates LIBOR, announced that the FCA will no longer persuade or compel banks to submit rates for the calculation of LIBOR (including three-month LIBOR) after 2021. That announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. In addition, the FCA has stated, as recently as July 1, 2020, that: “The interest rate benchmark LIBOR is expected to cease after end-2021.” Based on the foregoing, it now appears highly likely that LIBOR will be discontinued or modified after 2021.

It is not possible to predict the effect that these developments, any discontinuance or modification of or other reforms to LIBOR or any other reference rate, including to the rules promulgated by the FCA in relation thereto, that will be enacted in the United Kingdom and elsewhere, or the establishment of alternative reference rates may have on LIBOR, other benchmarks or floating rate debt securities, including the Bonds. In addition, any changes announced by the FCA (including the announcement made by the FCA on July 27, 2017), ICE Benchmark Administration Limited as independent administrator of LIBOR or any other successor governance or oversight body, or future changes adopted by any of those bodies, in the method pursuant to which LIBOR is determined may result in a sudden or prolonged increase or decrease in the reported LIBOR. Uncertainty as to the nature of any potential discontinuance or modification of LIBOR, alternative reference rates or other reforms may materially adversely affect the trading market for securities linked to those benchmarks, including the Bonds. Furthermore, the use of alternative reference rates or other reforms could cause the interest rate calculated for the Bonds to be materially different than expected.

If it is determined that three-month LIBOR has been discontinued and an alternative reference rate for three-month LIBOR is used as described in “Description of the Bonds — Payment and Maturity”, we or our designee (which may be an independent financial advisor or any other designee of ours (any of those entities, a “Designee”)) may make certain adjustments to that rate, including applying a spread thereon or with respect to the business day convention, interest determination dates and related provisions and definitions, to make that alternative reference rate comparable to three-month LIBOR, in a manner that is consistent with industry-accepted practices or applicable regulatory or legislative actions or guidance for that alternative reference rate. Any of the specified methods of determining floating rate alternative reference rates or the permitted adjustments to those rates may result in interest payments on the Bonds that are lower than or that do not otherwise correlate over time with the interest payments that would have been made on the Bonds if published three-month LIBOR continued to be available.

Other floating rate debt securities, by comparison, may be subject in similar circumstances to different procedures for the establishment of alternative reference rates. Any of the foregoing may have a material adverse effect on the amount of interest payable on the Bonds or on the market liquidity and market value of the Bonds.

The interest rate on the Bonds will be calculated using a Benchmark Replacement selected by us (or our Designee) if a Benchmark Transition Event occurs.

As described in detail under “Description of the Bonds — Payment and Maturity — Effect of Benchmark Transition Event” (the “benchmark transition provisions”), if, during the term of the Bonds, we (or our Designee) determine that a Benchmark Transition Event (as defined in the benchmark transition provisions) and its related Benchmark Replacement Date (as defined in the benchmark transition provisions) have occurred with respect to three-month LIBOR (or the then-current Benchmark (as defined in the benchmark transition provisions), as applicable), we (or our Designee), in the sole discretion of us or our Designee, as the case may be, will select a Benchmark Replacement (as defined in the benchmark transition provisions) as the base rate in accordance with the benchmark transition provisions. The Benchmark Replacement will include a spread adjustment, and technical, administrative or operational changes described in the benchmark transition provisions may be made to the interest rate determination as determined by us (or our Designee) in the sole discretion of us or our Designee, as the case may be.

Our interests (or the interests of our Designee) in making the determinations described above may be adverse to your interests as a holder of the Bonds. The selection of a Benchmark Replacement, and any decisions made by us (or our Designee) in connection with implementing a Benchmark Replacement with respect to the Bonds, could result in adverse consequences to the applicable interest rate on the Bonds, which could adversely affect the return on, value of and market for those securities. There are no limits or parameters dictating whom we may appoint as our Designee to assist in the operation of the benchmark transition provisions, and the Designee may be one of our affiliates, one of our agents or any other person or entity. There is no assurance that a Designee selected by us to assist in the operation of the benchmark transition provisions will have the competency to make any determinations therein or that any determination by a Designee will be consistent with similar determinations made on similar securities. In addition, there is no assurance that the characteristics of any Benchmark Replacement will be similar to three-month LIBOR or that any Benchmark Replacement will produce the economic equivalent of three-month LIBOR.

The Secured Overnight Financing Rate (“SOFR”) is a relatively new market index, and, as the related market continues to develop, there may be an adverse effect on the return on or value of the Bonds.

If a Benchmark Transition Event and its related Benchmark Replacement Date occur, then the rate of interest on the Bonds will be determined using SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date also occur with respect to the Benchmark Replacements that are linked to SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement). In the following discussion of SOFR, when we refer to SOFR-linked bonds or debt securities, we mean the Bonds at any time when the rate of interest on those bonds or debt securities is or will be determined based on SOFR.

The Benchmark Replacements specified in the benchmark transition provisions include Term SOFR (as defined in the benchmark transition provisions), which is a forward-looking term rate that will be based on the Secured Overnight Financing Rate. Term SOFR is currently being developed under the sponsorship of the Federal Reserve Bank of New York, and there is no assurance that the development of Term SOFR will be completed. If a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to three-month LIBOR and, at that time, a form of Term SOFR has not been selected or recommended by the Federal Reserve Board, the Federal Reserve Bank of New York, a committee of either of them or a successor of either of them, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the amount of interest payable on the Bonds for the next applicable interest period and all subsequent interest periods (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next available Benchmark Replacement).

These replacement rates and adjustments may be selected or formulated by (i) the Relevant Governmental Body (as defined in the benchmark transition provisions) (such as the Alternative Reference Rates Committee of the Federal Reserve Bank of New York), (ii) the International Swaps and Derivatives Association, Inc. or (iii) in certain circumstances, us (or our Designee). In addition, the benchmark transition provisions expressly authorize us (or our Designee) to make Benchmark Replacement Conforming Changes (as defined in the benchmark transition provisions) with respect to, among other things, the determination of interest periods and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment (as defined in the benchmark transition provisions), and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest payable on the Bonds, which could adversely affect the return on, value of and market for the Bonds. In addition, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current

Benchmark that it is replacing or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

The Federal Reserve Bank of New York began to publish SOFR in April 2018. Although the Federal Reserve Bank of New York has also begun publishing historical indicative SOFR going back to 2014, that prepublication historical data inherently involves assumptions, estimates and approximations. You should not rely on any historical changes or trends in SOFR as an indicator of the future performance of SOFR. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates. As a result, the return on and value of SOFR-linked debt securities may fluctuate more than floating rate debt securities that are linked to less volatile rates.

Also, since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market may never develop or may not be very liquid. Market terms for debt securities indexed to SOFR, such as the spread over the index reflected in interest rate provisions, may evolve over time, and trading prices of the Bonds may be lower than those of later-issued SOFR-linked debt securities as a result. Similarly, if SOFR does not prove to be widely used in securities like the Bonds, the trading price of those securities may be lower than those of debt securities linked to rates that are more widely used. Debt securities indexed to SOFR may not be able to be sold or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The Federal Reserve Bank of New York notes on its publication page for SOFR that use of SOFR is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. There can be no guarantee that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to you as a holder of Bonds. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may adversely affect the return on, value of and market for the Bonds.

The interest rate on the Bonds may be determined by reference to a Benchmark Replacement even if LIBOR continues to be published.

If a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to three-month LIBOR or the then-current Benchmark, the interest rate on the Bonds will thereafter be determined by reference to the Benchmark Replacement. A Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative. The interest rate on the Bonds may therefore cease to be determined by reference to three-month LIBOR, and instead be determined by reference to the Benchmark Replacement, even if three-month LIBOR continues to be published. That rate may be lower than three-month LIBOR for so long as three-month LIBOR continues to be published, and the return on, value of and market for the Bonds may be adversely affected.

The interest rate on the Bonds will not be affected by three-month LIBOR on any day other than a LIBOR Interest Determination Date.

For each interest period prior to a Benchmark Transition Event, the amount of interest payable on the related interest payment date will be calculated based on three-month LIBOR on the applicable LIBOR Interest Determination Date (as defined in “Description of the Bonds — Payment and Maturity — Determining the Floating Rate”) minus 0.30%. While the actual three-month LIBOR may be higher at any given time during an interest period than that rate on the applicable LIBOR Interest Determination Date, you will not benefit from, and the interest payable on the Bonds will not be impacted by any changes to, three-month LIBOR at any time other than on the applicable LIBOR Interest Determination Date. In turn, changes in three-month LIBOR during an interest period may not result in comparable changes in the value of the Bonds in the secondary market.

The interest rate on the Bonds may be equal to zero.

The Bonds will pay interest quarterly at a rate equal to three-month LIBOR minus 0.30%, as determined each quarter on the applicable LIBOR Interest Determination Date, or by reference to a Benchmark Replacement after a Benchmark Transition Event. Accordingly, it is possible that the interest rate on the Bonds may be equal to zero for one or more interest periods, even if three-month LIBOR or a Benchmark Replacement increases during any interest period after the applicable LIBOR Interest Determination Date or similar date. The interest payments on the Bonds may result in a return that is less than other debt securities that we may issue that have a similar term.

If you request that we repurchase your Bonds on any repurchase date on or prior to April 7, 2031, you will lose a portion of the principal amount of your Bonds.

If you request that we repurchase your Bonds on any repurchase date on or prior to April 7, 2031, the payment that you receive on the repurchase date will be less than 100% of the principal amount of the Bonds to be repurchased. Accordingly, you may lose a portion of your principal amount upon an early repurchase. In addition, depending on the market conditions, including changes in interest rates, it is possible that the value of the Bonds in the secondary market at any time may be greater than the repurchase price. Accordingly, prior to exercising the repurchase option described above, you should contact the broker or other entity through which the Bonds are held to determine whether a sale of the Bonds in the secondary market may result in greater proceeds than the repurchase price.

Your exercise of the early repurchase option is subject to our credit risk.

Your receipt of all payments of interest and principal on the Bonds upon the exercise of your early repurchase option is dependent upon our ability to repay the Bonds at that time. No assurance can be given as to what our financial condition will be on any repurchase date. If we are unable to repay the Bonds upon the exercise of your early repurchase option, you may not receive the amounts payable under the terms of the Bonds on the related repurchase date.

We may choose to redeem the Bonds prior to maturity or shorten the maturity of the Bonds if there is a Tax Event.

We may redeem all or a portion of the Bonds at our option at any time on or after October 7, 2050 at the applicable redemption price described in this prospectus supplement. See “Description of the Bonds — Optional Redemption”. In addition, if there is a Tax Event, we have the right to shorten the maturity of the Bonds to the extent required so that the interest we pay on the Bonds will be deductible for U.S. federal income tax purposes. See “Description of the Bonds — Conditional Right to Shorten Maturity”. If prevailing interest rates are lower at the time of redemption or a new, shorter maturity date, holders of the Bonds to be redeemed or repaid at the new, shorter maturity date may not be able to reinvest the proceeds from redemption or repayment in a comparable security at an interest rate as high as the interest rate of the Bonds being redeemed or repaid.

We cannot provide assurance that an active trading market will develop for the Bonds.

The Bonds will constitute a new series of securities with no established trading market. We do not intend to apply to list the Bonds for trading on any securities exchange or to include the Bonds in any automated quotation system. We cannot provide assurance that an active trading market for the Bonds will develop or as to the liquidity or sustainability of any market, the ability of holders of the Bonds to sell their Bonds or the price at which holders of the Bonds will be able to sell their Bonds. Future trading prices of the Bonds will also depend on many other factors, including, among other things, prevailing interest rates, developments in, any discontinuation or modification of or other reforms to LIBOR, the adoption of an alternative reference rate as a substitute for LIBOR in determining the interest rate of the Bonds, the market for similar securities, our financial performance and other factors. Generally, the liquidity of, and trading market for, the Bonds may also be materially and adversely affected by declines in the market for similar debt securities. Such a decline may materially and adversely affect that liquidity and trading independent of our financial performance and prospects. The availability and liquidity of a trading market for the Bonds may also be affected to the extent purchasers treat the Bonds as qualified replacement property.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Bonds, after deducting the underwriting discount and commission but before deducting estimated offering expenses, will be approximately $125,232,030. We intend to use the net proceeds of the offering of the Bonds for general corporate purposes.

DESCRIPTION OF THE BONDS

General

The Bonds will be issued as a series of first mortgage bonds under the indenture that is referred to in the accompanying prospectus as the Mortgage Indenture, as supplemented by a supplemental indenture thereto establishing the terms of the Bonds to be dated as of October 7, 2020 (the “supplemental indenture”). In connection with the change of the state of incorporation from Maine to Michigan in 1968, Consumers succeeded to, and was substituted for, the Maine corporation under the indenture. The Bonds will be initially limited in aggregate principal amount to $126,497,000. The indenture permits us to “re-open” the offering of the Bonds without the consent of the holders of the Bonds. Accordingly, the principal amount of the Bonds may be increased in the future on the same terms and conditions (except the price to the public, the date of original issuance and, if applicable, the initial interest accrual date and the first interest payment date) and with the same CUSIP number as the Bonds being offered by this prospectus supplement, provided that such additional bonds must be part of the same issue as the Bonds offered hereby for U.S. federal income tax purposes or, if they are not part of the same issue for such purposes, such additional bonds must be issued with a separate CUSIP number. The Bonds offered by this prospectus supplement and any such additional bonds will constitute a single series of debt securities. This means that, in circumstances where the indenture provides for the holders of bonds to vote or take any action, the holders of the Bonds offered by this prospectus supplement and the holders of any such additional bonds will vote or take that action as a single class.

At August 31, 2020, 32 series of first mortgage bonds in an aggregate principal amount of approximately $7.845 billion were outstanding under the indenture, excluding five series of first mortgage bonds in an approximate aggregate principal amount of $1.130 billion to secure credit facilities and one series of first mortgage bonds in an aggregate principal amount of $75 million to secure outstanding solid waste revenue bonds. On September 24, 2020, we repaid $375 million in aggregate principal amount of our 2.85% First Mortgage Bonds due 2022.

The statements herein concerning the Bonds and the indenture are a summary and do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the indenture, including the supplemental indenture, which are incorporated herein by this reference. They make use of defined terms and are qualified in their entirety by express reference to the indenture, including the supplemental indenture, a copy of which will be made available upon request to the trustee.

Payment and Maturity

General

The Bonds will mature on October 7, 2070 unless earlier redeemed or repaid. The Bonds will bear interest quarterly at the Three-Month LIBOR Rate (as defined below) minus 30 basis points (0.30%) (negative 0.30%, the “Margin”), subject to the provisions set forth below, reset quarterly, provided that the rate shall not be less than 0.00%. At maturity, Consumers will pay the aggregate principal amount of the Bonds then outstanding. The interest rate for the initial interest period for the Bonds will be determined as described below on October 5, 2020 (which date will be two business days prior to the expected date of delivery of the Bonds). Interest on the Bonds will be payable quarterly in arrears on January 7, April 7, July 7 and October 7 of each year (each such date being referred to herein as an “Interest Payment Date” and a “LIBOR Rate Reset Date”), commencing on January 7, 2021, and at the date of maturity. We will pay interest to holders of record at 5:00 p.m., New York City time, on the December 22, March 22, June 22 and September 22 preceding the relevant Interest Payment Date (whether or not a business day), except that interest payable at stated maturity shall be paid to the person or entity to whom the principal amount is paid. Interest payable on any Interest Payment Date or on the date of maturity will be the amount of interest accrued from and including the date of original issuance or from and including the most recent Interest Payment Date on which interest has been paid or duly made available for payment to, but not including, such Interest Payment Date or the date of maturity, as the case may be. So long as the Bonds are in book-entry form, principal of and premium and interest on the Bonds will be payable, and the Bonds may be transferred, only through the facilities of DTC.

The Bonds will bear interest for each interest period at a rate determined by the Calculation Agent (as defined below), except as set forth below. Promptly upon determination, the Calculation Agent will inform the trustee and Consumers, or, in certain circumstances described below, Consumers or its Designee will inform the trustee, of the interest rate for the next interest period. In no event shall the initial Calculation Agent be the Designee.

The interest rate in effect on any LIBOR Rate Reset Date will be the applicable interest rate as reset on that date, and the interest rate applicable to any other day will be the interest rate as reset on the immediately preceding LIBOR Rate Reset Date (or, in the case of any day preceding the first LIBOR Rate Reset Date, the interest rate determined as described below on October 5, 2020 (which date will be two business days prior to the expected date of delivery of the Bonds)). The amount of interest payable for any quarterly interest period on the Bonds will be determined by Consumers and will be computed by multiplying the floating rate for that quarterly interest period by a fraction, the numerator of which will be the actual number of days elapsed during that quarterly interest period (determined by including the first day of the interest period and excluding the last day of the interest period), and the denominator of which will be 360, and by multiplying the result by the aggregate principal amount of the Bonds. The interest rate for any quarterly interest period will at no time be higher than the maximum rate then permitted by applicable law.

In any case where any Interest Payment Date, redemption date, repayment date or maturity date of any Bond shall not be a business day at any place of payment, then payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next day that is a business day at such place of payment with the same force and effect as if made on the Interest Payment Date, redemption date, repayment date or maturity date, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, redemption date, repayment date or maturity date, as the case may be, to such business day; provided, however, that if such next day that is a business day in respect of any such Interest Payment Date (but not in respect of any such redemption date, repayment date or maturity date) is in the next succeeding calendar month, then such Interest Payment Date will be the immediately preceding business day.

If any LIBOR Rate Reset Date falls on a day that is not a business day, the LIBOR Rate Reset Date will be postponed to the next day that is a business day, except that if that business day is in the next succeeding calendar month, the LIBOR Rate Reset Date will be the immediately preceding business day.

Determining the Floating Rate

The “Three-Month LIBOR Rate” for each interest period beginning on a LIBOR Rate Reset Date, or October 7, 2020 in the case of the initial interest period, means the rate determined in accordance with the following provisions:

(1)           On the related LIBOR Interest Determination Date, the Calculation Agent will determine the Three-Month LIBOR Rate, which will be the rate for deposits in U.S. dollars having an index maturity of three months that appears on the Bloomberg L.P. page “BBAM” (or on such other page as may replace the Bloomberg L.P. page “BBAM” on that service), or, if on such interest determination date, three-month LIBOR does not appear or is not available on the designated Bloomberg L.P. page “BBAM” (or on such other page as may replace the Bloomberg L.P. page “BBAM” on that service), the Reuters Page LIBOR01 (or such other page as may replace the Reuters Page LIBOR01 on that service), as of 11:00 a.m., London time, on the LIBOR Interest Determination Date.

(2)           If the Three-Month LIBOR Rate cannot be determined as described in clause (1) above on the LIBOR Interest Determination Date, the Calculation Agent will request the principal London offices of four major reference banks in the London Inter-Bank Market selected by Consumers to provide the Calculation Agent with their offered quotations for deposits in U.S. dollars for the period of three months, beginning on the applicable LIBOR Rate Reset Date, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date and in a principal amount of not less than $1,000,000. If at least two quotations are provided, then the Three-Month LIBOR Rate will be the average of those quotations. If fewer than two quotations are provided, then the Three-Month LIBOR Rate will be the average of the rates quoted at approximately 11:00 a.m., New York City time, on the LIBOR Interest Determination Date by three major banks (which may include affiliates of the underwriters) in New York City selected by Consumers for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount of not less than $1,000,000. If the banks selected by Consumers are not providing quotations in the manner described by this clause (2), the rate for the quarterly interest period following the LIBOR Interest Determination Date will be the rate already in effect on that LIBOR Interest Determination Date.

Notwithstanding clause (1) and clause (2) in the preceding paragraph, if Consumers (or its Designee) determines on or prior to the relevant LIBOR Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Three-Month LIBOR Rate (or the then-current Benchmark, as applicable), then the provisions set forth in the benchmark transition provisions will thereafter apply to all determinations of the rate of interest payable on the Bonds. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period will be an annual rate equal to the sum of the Benchmark Replacement and the Margin. However, if Consumers (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, but for any reason the Benchmark

Replacement has not been determined as of the relevant LIBOR Interest Determination Date, the interest rate for the applicable interest period will be equal to the interest rate for the immediately preceding interest period, as determined by Consumers (or its Designee).

All percentages resulting from any calculation of any interest rate for the Bonds will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 3.876545% (or 0.03876545) being rounded to 3.87655% (or 0.0387655)), and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). Any percentage resulting from any calculation of any interest rate for the Bonds less than 0.00% will be deemed to be 0.00% (or 0.0000).

“Calculation Agent” means a banking institution or trust company appointed by Consumers to act as calculation agent, which initially will be The Bank of New York Mellon.

“LIBOR Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London Inter-Bank Market.

“LIBOR Interest Determination Date” means (i) the second LIBOR Business Day preceding each LIBOR Rate Reset Date or (ii) October 5, 2020 (which date will be two business days prior to the expected date of delivery of the Bonds) in the case of the initial interest period.

Absent willful misconduct, bad faith or manifest error, the calculation of the applicable interest rate for each interest period by the Calculation Agent or, in certain circumstances described below, by Consumers or its Designee will be final and binding on Consumers, the trustee, the Calculation Agent and holders of the Bonds. The holders of the Bonds may obtain the interest rate for the current and preceding interest periods by writing the Calculation Agent at The Bank of New York Mellon, Attention: Corporate Trust Administration, 240 Greenwich Street, New York, New York 10286, or any successor appointed by Consumers.

In no event shall the Calculation Agent be responsible for determining any substitute for the Three-Month LIBOR Rate or for making any adjustments to any alternative benchmark or spread thereon, the business day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor benchmark. In connection with the foregoing, the Calculation Agent will be entitled to conclusively rely on any determinations made by Consumers or its Designee and will have no liability for such actions taken at the direction of Consumers.

Effect of Benchmark Transition Event

If Consumers (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time (as defined below) in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Bonds in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, Consumers (or its Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by Consumers (or its Designee) as described under this subsection “Effect of Benchmark Transition Event”, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in Consumers’ (or its Designee’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Bonds, shall become effective without consent from the holders of the Bonds or any other party. Neither the trustee nor the Calculation Agent will have any liability for any determination made by or on behalf of Consumers or its Designee in connection with a Benchmark Transition Event or a Benchmark Replacement.

“Benchmark” means, initially, the Three-Month LIBOR Rate; provided, that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Three-Month LIBOR Rate or any other then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark (as defined below) with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided, that if Consumers (or its Designee) cannot determine the

Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by Consumers (or its Designee) as of the Benchmark Replacement Date:

(1)           the sum of (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)           the sum of (a) Compounded SOFR (as defined below) and (b) the Benchmark Replacement Adjustment;

(3)           the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (as defined below) and (b) the Benchmark Replacement Adjustment;

(4)           the sum of (a) the ISDA Fallback Rate (as defined below) and (b) the Benchmark Replacement Adjustment; and

(5)           the sum of (a) the alternate rate of interest that has been selected by Consumers (or its Designee) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by Consumers (or its Designee) as of the Benchmark Replacement Date:

(1)           the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined below);

(2)           if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment (as defined below); and

(3)           the spread adjustment (which may be a positive or negative value or zero) that has been selected by Consumers (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

The Benchmark Replacement Adjustment shall not include the Margin, and the Margin shall be applied to the Benchmark Replacement to determine the interest payable on the Bonds.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters) that Consumers (or its Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if Consumers (or its Designee) decides that adoption of any portion of such market practice is not administratively feasible or if Consumers (or its Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as Consumers (or its Designee) determines is reasonably necessary).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(1)           in the case of clause (1) or clause (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)           in the case of clause (3) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)           a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)           a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)           a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by Consumers (or its Designee) in accordance with:

(1)           the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)           if, and to the extent that, Consumers (or its Designee) determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by Consumers (or its Designee) giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the Margin.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is the Three-Month LIBOR Rate, 11:00 a.m., London time, on the LIBOR Interest Determination Date, and (ii) if the Benchmark is not the Three-Month LIBOR Rate, the time determined by Consumers (or its Designee) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Registration, Transfer and Exchange

The Bonds will be initially issued in the form of one or more bonds in registered, global form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof as described under “Book-Entry System” below. The global Bonds will be registered in the name of the nominee of DTC. Except as described under “Book-Entry System” below, owners of beneficial interests in a global Bond will not be entitled to have Bonds registered in their names, will not receive or be entitled to receive physical delivery of any such Bond and will not be considered the registered holder thereof under the indenture.

Optional Redemption

Any or all of the Bonds may be redeemed by Consumers at its option, in whole or in part, at any time and from time to time on or after October 7, 2050 and prior to maturity, in amounts of $1,000 or any integral multiple of $1,000 in excess thereof. The redemption price for any such Bonds being redeemed on any redemption date shall be equal to the applicable percentage of the principal amount of such Bonds being redeemed set forth in the following table, plus accrued and unpaid interest, if any, on such Bonds being redeemed to, but not including, the redemption date:

Redemption Date	Percentage
October 7, 2050 to April 6, 2051	105.00%
April 7, 2051 to October 6, 2051	105.00%
October 7, 2051 to April 6, 2052	104.50%
April 7, 2052 to October 6, 2052	104.50%
October 7, 2052 to April 6, 2053	104.00%
April 7, 2053 to October 6, 2053	104.00%
October 7, 2053 to April 6, 2054	103.50%
April 7, 2054 to October 6, 2054	103.50%
October 7, 2054 to April 6, 2055	103.00%
April 7, 2055 to October 6, 2055	103.00%
October 7, 2055 to April 6, 2056	102.50%
April 7, 2056 to October 6, 2056	102.50%
October 7, 2056 to April 6, 2057	102.00%
April 7, 2057 to October 6, 2057	102.00%
October 7, 2057 to April 6, 2058	101.50%
April 7, 2058 to October 6, 2058	101.50%
October 7, 2058 to April 6, 2059	101.00%
April 7, 2059 to October 6, 2059	101.00%
October 7, 2059 to April 6, 2060	100.50%
April 7, 2060 to October 6, 2060	100.50%
October 7, 2060 and thereafter	100.00%

If less than all of the Bonds are to be redeemed and (i) the Bonds are in global form, the interests in the Bonds to be redeemed shall be selected for redemption by DTC in accordance with DTC’s standard procedures therefor, or (ii) the Bonds are in definitive form, the Bonds to be redeemed shall be selected by lot. Notice of redemption shall be delivered not less than 10 nor more than 60 days prior to the date fixed for redemption to the holders of the Bonds to be redeemed (which, as long as the Bonds are held in the book-entry only system, will be DTC (or its nominee) or a successor depositary (or the successor’s nominee)); provided, however, that the failure to duly deliver such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption of the Bonds as to which there shall have been no such failure or defect. If, at the time a notice of redemption is given, the moneys to fund the redemption price are not on deposit with the trustee, then, if such notice so provides, the redemption shall be subject to the receipt of the moneys to fund the redemption price on or before the relevant redemption date and such notice of redemption shall be of no force and effect unless such moneys are so received. On and after the date fixed for redemption (unless Consumers shall default in the payment of the Bonds or portions thereof to be redeemed at the applicable redemption price, together with accrued and unpaid interest, if any, thereon to, but not including, such date), interest on the Bonds or the portions thereof so called for redemption shall cease to accrue.

Repayment at Option of a Holder

The Bonds will be repayable at the option of the holder of such Bonds, in whole or in part, on the repayment dates and at the repayment prices (in each case expressed as a percentage of the principal amount of such Bonds being repaid) set forth in the following table, and on October 7 of every second year thereafter until October 7, 2067 (i.e. commencing on October 7, 2033, through and including October 7, 2067), at 100% of the principal amount of such Bonds being repaid, plus, in each case, accrued and unpaid interest, if any, on such Bonds being repaid to, but not including, the repayment date:

Repayment Date	Price
October 7, 2021	98.00%
April 7, 2022	98.00%
October 7, 2022	98.00%
April 7, 2023	98.00%
October 7, 2023	98.00%
April 7, 2024	98.00%
October 7, 2024	98.00%
April 7, 2025	98.00%
October 7, 2025	98.00%
April 7, 2026	99.00%
October 7, 2026	99.00%
April 7, 2027	99.00%
October 7, 2027	99.00%
April 7, 2028	99.00%
October 7, 2028	99.00%
April 7, 2029	99.00%
October 7, 2029	99.00%
April 7, 2030	99.00%
October 7, 2030	99.00%
April 7, 2031	99.00%
October 7, 2031	100.00%

See “Book-Entry System” below regarding the procedures required for electing repayment of a Bond held in book-entry form.

In order for a Bond not held in book-entry form to be repaid at the option of a holder, the trustee must receive, at least 30 days but not more than 60 days before the applicable repayment date:

(1)           the Bond with the form entitled “Option to Elect Repayment” in the Bond duly completed; or

(2)           a facsimile transmission or a letter from a member of a national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States, which must set forth:

•                 the name of the holder of the Bond;

•                 the principal amount of the Bond;

•                 the principal amount of the Bond to be repaid;

•                 the certificate number or a description of the tenor and terms of the Bond; and

•                 a statement that the option to elect repayment is being exercised and a guarantee that the Bond to be repaid, together with the duly completed form entitled “Option to Elect Repayment” in the Bond, will be received by the trustee not later than the fifth business day after the date of that facsimile transmission or letter.

The repayment option may be exercised by the holder of a Bond for less than the entire principal amount of the Bond, but, in that event, the principal amount of the Bond remaining outstanding after repayment must be in an authorized denomination.

Conditional Right to Shorten Maturity

Consumers intends to deduct interest paid on the Bonds for U.S. federal income tax purposes. There have been proposed tax law changes in the past that, among other things, would have prohibited an issuer from being able to deduct some or all of the interest payments on debt instruments such as the Bonds. Consumers cannot assure you that similar legislation affecting Consumers’ ability to deduct interest paid on the Bonds will not be enacted in the future or that any such legislation would not affect the Bonds. As a result, Consumers cannot assure you that a Tax Event will not occur.

If a Tax Event occurs, Consumers will have the right to shorten the maturity of the Bonds, without the consent of the holders of the Bonds:

•                       to the minimum extent required, in the opinion of nationally recognized independent tax counsel, so that, after shortening the maturity, interest paid on the Bonds will be deductible for U.S. federal income tax purposes; or

•                       if that counsel cannot opine definitively as to such a minimum period, the minimum extent so required to maintain Consumers’ interest deduction,

in each case, to the extent deductible under current law, as determined in good faith by Consumers’ board of directors, after receipt of an opinion of that counsel regarding the applicable legal standards. In that case, the amount payable on the Bonds on that new maturity date will be equal to 100% of the principal amount of the Bonds, together with accrued and unpaid interest thereon, if any, to, but not including, that new maturity date. Consumers cannot assure you that it would not exercise its right to shorten the maturity of the Bonds if a Tax Event occurs or as to the period that the maturity would be shortened. If Consumers elects to exercise its right to shorten the maturity of the Bonds when a Tax Event occurs, Consumers will give notice to each holder of the Bonds not more than 60 days after the occurrence of the Tax Event, stating the new maturity date of the Bonds. If the Bonds are solely registered in the name of Cede & Co. and traded through DTC, then such notice will be delivered to DTC and transmitted by DTC in accordance with its practices as described below in “Book-Entry System”.

“Tax Event” means that, and shall be deemed to have occurred when, Consumers shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of:

•                       any amendment to, clarification of or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States;

•                       any judicial decision, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “Administrative or Judicial Action”); or

•                       any amendment to, clarification of or change in any official position with respect to, or any interpretation of, an Administrative or Judicial Action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, occurring on or after the date of this prospectus supplement, there is more than an insubstantial increase in the risk that interest paid by Consumers on the Bonds is not, or will not be, deductible, in whole or in part, by Consumers for U.S. federal income tax purposes.

No Sinking Fund Requirement

The Bonds will not have the benefit of any sinking fund.

Issuance of Additional First Mortgage Bonds

Additional first mortgage bonds may be issued under the indenture in principal amount of up to 60% of unfunded net property additions or against the deposit of an equal amount of cash, if, for any period of twelve consecutive months within the fifteen preceding calendar months, the net earnings of Consumers (before income or excess profit taxes) shall have been at least twice the interest requirement for one year on all first mortgage bonds outstanding and to be issued and on indebtedness of prior or equal rank. Additional first mortgage bonds may also be issued to refund first mortgage bonds outstanding under the indenture. Deposited cash may be applied to the retirement of first mortgage bonds or be withdrawn in an amount equal to the principal amount of first mortgage bonds that may be issued on the basis of unfunded net property additions. Such future issuances are also subject to certain other requirements set forth in the indenture. As of July 31, 2020, unfunded net property additions were approximately $8.821 billion, and Consumers could issue approximately $5.293 billion of additional first mortgage bonds on the basis of such property additions. In addition, as of the date hereof, Consumers could issue approximately $872 million of additional first mortgage bonds on the basis of first mortgage bonds previously retired.

The Bonds are to be issued upon the basis of retired bonds.

Limitations on Dividends

The supplemental indenture does not restrict Consumers’ ability to pay dividends on its common stock.

Repurchase and Cancellation

We may, to the extent permitted by law, repurchase any Bonds in the open market or by tender offer at any price or by private agreement. Any Bonds repurchased by us may, at our option, be surrendered to the trustee for cancellation. Any Bonds surrendered for cancellation may not be reissued or resold and will be promptly cancelled.

The Trustee

The Bank of New York Mellon is the trustee, paying agent and calculation agent for the Bonds under the indenture. Consumers and its affiliates maintain depositary and other normal banking relationships with The Bank of New York Mellon.

Additional Information

For additional information about the Bonds, see “Description of Securities — Consumers — First Mortgage Bonds” in the accompanying prospectus, including information about the priority and security of the Bonds, information about the release and substitution of property subject to the lien of the indenture, modification of the indenture and a description of events of default under the indenture.

Book-Entry System

The Bonds will be evidenced by one or more global Bonds. We will deposit the global Bonds with or on behalf of DTC and register the global Bonds in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global Bond may be transferred, in whole or in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global Bond may be held through organizations that are participants in DTC (called “participants”). Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global Bonds to such persons may be limited.

Beneficial interests in a global Bond held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called “indirect participants”). So long as Cede & Co., as the nominee of DTC, is the registered owner of a global Bond, Cede & Co. for all purposes will be considered the sole holder of such global Bond. Except as provided below, owners of beneficial interests in a global Bond will:

•                       not be entitled to have certificates registered in their names;

•                       not receive physical delivery of certificates in definitive registered form; and

•                       not be considered holders of the global Bonds.

We will pay principal of, premium, if any, and interest on, a global Bond to Cede & Co., as the registered owner of the global Bonds, by wire transfer of immediately available funds on the maturity date, any redemption date, any repayment date or each Interest Payment Date, as the case may be. None of we, the trustee or any paying agent will be responsible or liable:

•                       for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global Bond; or

•                       for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

A beneficial owner shall give notice, at least 30 days but not more than 60 days before the applicable repayment date, to elect to have its Bonds repaid, through its participant, to the trustee, and shall effect delivery of such Bonds by causing the participant to transfer such participant’s interest in the Bonds, on DTC’s records, to the trustee. The requirement for physical delivery of Bonds in connection with a repayment of the Bonds at the option of a beneficial owner will be deemed satisfied when the ownership rights in the Bonds are transferred by participants on DTC’s records and followed by a book-entry credit of Bonds to the trustee’s DTC account.

Proceeds from redemption or repayment of the Bonds and distributions and dividend payments on the Bonds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of DTC, the agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption or repayment proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility or our agent’s, disbursement of such payments to participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of participants and indirect participants. DTC has advised us that it will take any action permitted to be taken by a holder of the Bonds only at the direction of one or more participants to whose account with DTC interests in the global Bonds are credited, and only in respect of the principal amount of the Bonds represented by the global Bonds as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•                       a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•                       a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•                       a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

If DTC at any time is unwilling or unable to continue as a depositary, defaults in the performance of its duties as depositary or ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation, and a successor depositary is not appointed by us within 90 days, we will issue Bonds in definitive form in exchange for the global securities relating to the Bonds. In addition, we may at any time and in our sole discretion and subject to DTC’s procedures determine not to have the Bonds or portions of the Bonds represented by one or more global securities and, in that event, will issue individual Bonds in exchange for the global security or securities representing the Bonds. Further, if we so specify with respect to any Bonds, an owner of a beneficial interest in a global security representing the Bonds may, on terms acceptable to us and the depositary for the global security, receive individual Bonds in exchange for the beneficial interest. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of Bonds represented by the global security equal in principal amount to the beneficial interest, and to have the Bonds registered in its name. Bonds so issued in definitive form will be issued as registered Bonds in denominations of $1,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified by us.

None of we, the trustee, the registrar or the paying agent will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a discussion of the material U.S. federal income tax considerations applicable to an investment in the Bonds by a purchaser of Bonds in the offering at the issue price (which is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Bonds are sold) that holds the Bonds as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address any tax considerations that may apply to holders subject to special tax rules, such as financial institutions, banks, insurance companies, dealers in securities or currencies, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements, persons that mark-to-market their securities, former U.S. citizens or long-term residents, life insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, regulated investment companies, persons subject to the alternative minimum tax, persons that hold Bonds as a position in a straddle or as part of a hedging, constructive sale or conversion transaction for U.S. federal income tax purposes, or U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar or that hold their Bonds through a foreign broker or other foreign intermediary.

If a holder purchases Bonds at a price other than the issue price, the amortizable bond premium, acquisition premium or market discount rules may also apply to such holder. This summary also does not deal with holders other than original purchasers who purchase the Bonds upon original issuance at their original issue price.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of Bonds that is, for U.S. federal income tax purposes:

•                       an individual who is a citizen or resident of the United States;

•                       a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•                       an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•                       a trust if (i) the administration of the trust is subject to the primary supervision of a court in the United States and for which one or more U.S. persons have the authority to control all substantial decisions or (ii) it has a valid election in effect to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Bonds, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partnerships and partners of partnerships that will hold Bonds should consult their tax advisors.

As used herein, a “Non-U.S. Holder” is a beneficial owner of Bonds that is not a U.S. Holder and is not a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

This summary is based on the Code, Treasury regulations promulgated under the Code and judicial and administrative interpretations thereof, all as in effect on the date hereof and all of which are subject to change, which change may be retroactive and may affect the tax consequences described herein.

This discussion is not intended to constitute a complete analysis of all tax considerations relevant to an investment in the Bonds. It does not take into account the individual circumstances of any particular prospective investor, nor does it address any aspect of estate, generation-skipping or gift tax laws or of state, local or foreign tax laws. We strongly urge a holder to consult its own tax advisor for advice concerning the application of the U.S. federal tax laws to that holder’s particular situation, as well as any tax consequences arising under state, local or foreign tax laws.

Bonds Used as Qualified Replacement Property

Prospective investors seeking to treat the Bonds as “qualified replacement property” for purposes of deferring gain upon the investors’ sale of “qualified securities” under Section 1042 of the Code should be aware that Section 1042 of the Code requires that certain requirements be met in order for the Bonds to constitute qualified replacement property. In general, qualified replacement property is a security issued by a domestic operating corporation:

•                       that did not, for the taxable year preceding the taxable year in which such security was purchased, have “passive investment income” for purposes of Section 1042 of the Code in excess of 25 percent of the gross receipts of such corporation for such preceding taxable year (the “Passive Income Test”); and

•                       that did not itself (or have a controlled group member) issue the qualified securities.

For purposes of the Passive Income Test, where the issuing corporation is in control of one or more corporations or such issuing corporation is controlled by one or more other corporations, all such corporations are treated as one corporation when computing the amount of passive investment income for purposes of Section 1042 of the Code.

We believe that we qualify as a domestic operating corporation within the meaning of Section 1042 of the Code and that we meet the Passive Income Test, as determined under Section 1042 of the Code, for the taxable year ended December 31, 2019. In making this determination, we have made certain assumptions and used procedures that we believe are reasonable. We cannot give any assurance as to whether we will continue to qualify as a domestic operating corporation or meet the Passive Income Test in the future. In addition, it is possible that the Internal Revenue Service (“IRS”) may disagree with the manner in which we determined whether we meet the Passive Income Test for the taxable year ended December 31, 2019 or the conclusions reached in this discussion. Prospective investors should consult with their own tax advisors with respect to the status of the Bonds as qualified replacement property.

Right to Shorten Maturity

We believe that the Bonds should constitute indebtedness for U.S. federal income tax purposes under current law and, in that case, an exercise of our right to shorten the maturity of the Bonds upon a Tax Event should not be a taxable event to holders for those purposes. Prospective investors should be aware, however, that our exercise of our right to shorten the maturity of the Bonds would be a taxable exchange to holders for U.S. federal income tax purposes if the Bonds are treated as (i) equity for U.S. federal income tax purposes before the maturity of the Bonds is shortened and (ii) as debt for U.S. federal income tax purposes after the maturity of the Bonds is shortened.

Effect of Options

Under the Treasury regulations governing original issue discount on debt instruments (the “OID Regulations”), for purposes of determining the yield and maturity of a debt instrument, a holder of a debt instrument is generally deemed to exercise an option or combination of options if the exercise would maximize the yield on the debt instrument, and the issuer of a debt instrument is generally deemed to exercise an option or combination of options if the exercise would minimize the yield on the debt instrument (the “Option Rule”). Although it is not entirely clear whether the Option Rule applies to variable rate debt instruments such as the Bonds, we believe that the Option Rule should apply to the Bonds and, therefore, (i) original holders of the Bonds should be deemed for purposes of the Option Rule not to exercise their options to require us to repay some or all of their Bonds (see “Description of the Bonds — Repayment at Option of a Holder”) and (ii) we should be deemed for purposes of the Option Rule not to exercise our options to redeem the Bonds (see “Description of the Bonds — Optional Redemption”) for purposes of determining the yield and maturity of the Bonds under the OID Regulations. We also believe that the possibility that we exercise our options to redeem the Bonds should be disregarded for purposes of the OID Regulations as being a remote contingency, and our treatment of our options to redeem the Bonds will be binding on all holders, except a holder that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which such holder acquired its Bonds. However, our treatment is not binding on the IRS. If the IRS were to challenge our treatment, a holder might, for example, under the contingent payment debt instrument regulations, be required to accrue income on the Bonds in excess of stated interest and to treat as ordinary income, rather than capital gain, gain recognized on the disposition of the Bonds.

The remainder of this discussion assumes that the Bonds will not be treated as contingent payment debt instruments.

U.S. Holders

Interest

Stated interest on the Bonds will be included in the income of a U.S. Holder as ordinary income at the time it is received or accrued, in accordance with such holder’s regular method of accounting for U.S. federal income tax purposes. It is expected (and this discussion assumes) that the Bonds will be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes.

Sale, Exchange or Other Taxable Disposition of the Bonds

Upon the sale, exchange, redemption, repayment, retirement or other taxable disposition of a Bond, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the disposition, excluding any amounts attributable to accrued but unpaid interest (which will be taxable as ordinary interest income to the extent not already included in income), and the U.S. Holder’s tax basis in the Bond. A U.S. Holder’s tax basis in a Bond generally will equal its cost. This gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if the U.S. Holder has held the Bond for more than one year and otherwise will be short-term capital gain or loss. For individuals, long-term capital gains are currently taxed at a lower rate than ordinary income. Short-term capital gains are taxed at rates applicable to ordinary income. The deductibility of capital losses is subject to limitations.

In certain circumstances, the Benchmark Replacement will replace the Three-Month LIBOR Rate (or the then-current Benchmark, as applicable). See “Description of the Bonds — Payment and Maturity”. The IRS recently issued proposed Treasury regulations establishing certain safe harbors for determining if a transition such as the adoption of the Benchmark Replacement will qualify as a non-taxable event. Among other requirements, qualification under any of the safe harbors requires that the fair market value of the debt instrument after the implementation of the replacement rate must be substantially equivalent to the fair market value of the debt instrument before the implementation of the replacement rate. If the IRS treats the adoption of the Benchmark Replacement as a taxable event, U.S. Holders may be required to recognize taxable gain or loss at that time.

Notwithstanding the foregoing, since the use of the Benchmark Replacement and Benchmark Replacement Conforming Changes would occur pursuant to the original terms of the Bonds, a “deemed exchange” should not occur and a U.S. Holder should not be required to recognize taxable gain with respect to the Bonds. In addition, debt instruments, such as the Bonds, that otherwise would qualify as variable rate debt instruments will not fail to so qualify by virtue of the possibility or occurrence of a Benchmark Transition Event. U.S. Holders should consult their tax advisors in this regard.

Net Investment Income Tax

Certain U.S. Holders who are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income”, which may include all or a portion of their interest income and gains from the sale or other disposition of a Bond. U.S. Holders should consult their tax advisors regarding the effect, if any, of the net investment income tax on their ownership or disposition of a Bond.

Information Reporting and Backup Withholding

A U.S. Holder generally will be subject to information reporting with respect to (i) payments of principal, premium, if any, and interest on the Bonds and (ii) proceeds from the sale, exchange, redemption, repayment, retirement or other disposition of the Bonds. Backup withholding at the applicable statutory rate also may apply to such payments if the U.S. Holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable certification requirements or otherwise establish an exemption from backup withholding. The current backup withholding rate is 24%.

Information reporting and backup withholding will not apply with respect to payments made to certain “exempt recipients”, including corporations and certain other persons who, when required, demonstrate their exempt status; however, exempt recipients that are not subject to backup withholding and do not provide an IRS Form W-9 will nonetheless generally be treated as foreign payees subject to withholding under FATCA (as defined below), and may be withheld upon at the 30% rate discussed below under “FATCA”. Backup withholding tax is not an additional tax and generally may be credited against a U.S. Holder’s regular U.S. federal income tax liability or refunded by the IRS provided that the required information is timely furnished to the IRS.

If you do not provide your correct taxpayer identification number on the IRS Form W-9 or substantially similar form, you may be subject to penalties imposed by the IRS. Unless you have established on a properly executed IRS Form W-9 or substantially similar form that you are a corporation or come within another enumerated exception, interest and other payments on the Bonds paid to you during the calendar year, and the amount of tax withheld, if any, may be reported to you and to the IRS. It is anticipated that income on the Bonds will be reported to U.S. Holders on Form 1099-INT and mailed to U.S. Holders by January 31 following each calendar year.

Non-U.S. Holders

The rules governing the U.S. federal income taxation of Non-U.S. Holders are complex, and no attempt will be made herein to provide more than a summary of such rules. Special rules may apply to certain Non-U.S. Holders such as “controlled foreign corporations” and “passive foreign investment companies”. Non-U.S. Holders should consult their tax advisors about the rules concerning the tax consequences to them of the purchase, ownership and disposition of the Bonds, including withholding on payments to Non-U.S. Holders and the potential application of tax treaties.

Payments of Interest

Under present U.S. federal income tax law, subject to the discussions of backup withholding and FATCA below, payments of interest on Bonds made to a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax unless: (i) the interest is “effectively connected” with the conduct by the Non-U.S. Holder of a U.S. trade or business; (ii) the Non-U.S. Holder owns, actually, indirectly or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, is a controlled foreign corporation related, directly or indirectly, to us through stock ownership or is a bank that acquired the Bonds in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; or (iii) the Non-U.S. Holder fails to satisfy the nonresident status certification requirements (as described below).

The certification requirements will be satisfied in respect of a Non-U.S. Holder if either (i) the beneficial owner of a Bond timely certifies, under penalties of perjury, to us or to the person who otherwise would be required to withhold U.S. federal income tax, that such owner is not a U.S. person and provides its name and address or (ii) a custodian, broker, nominee or other intermediary acting as an agent for the beneficial owner (such as a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business) that holds the Bond in such capacity timely certifies, under penalties of perjury, to us or to the person who otherwise would be required to withhold U.S. federal income tax, that such statement has been received from the beneficial owner of the Bond by such intermediary, or by any other financial institution between such intermediary and the beneficial owner, and furnishes to us or to the person who otherwise would be required to withhold U.S. tax a copy thereof. The foregoing certification may be provided on a properly completed IRS Form W-8BEN, W-8BEN-E or W-8IMY, as applicable.

A Non-U.S. Holder that is not exempt from tax under the foregoing rules generally will be subject to U.S. federal income tax withholding on payments of interest at a rate of 30% unless:

•                       the interest is effectively connected with a U.S. trade or business conducted by such holder (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by the Non-U.S. Holder), in which case the Non-U.S. Holder will be subject to U.S. federal income tax on a net income basis at the rates applicable to U.S. Holders generally; or

•                       an applicable income tax treaty provides for a reduced rate of, or exemption from, U.S. federal withholding tax.

A corporate Non-U.S. Holder that has effectively connected interest income (as described in the first bullet point above) may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), which is generally imposed on a foreign corporation on the deemed repatriation from the United States of “effectively connected” earnings and profits.

Special rules regarding exemption from, or reduced rates of, U.S. withholding tax may apply in the case of Bonds held by partnerships or certain types of trusts. Partnerships and trusts that are prospective purchasers should consult their own tax advisors regarding special rules that may be applicable in their particular circumstances.

To claim an exemption from U.S. federal withholding tax with respect to interest on the Bonds that is effectively connected with a Non-U.S. Holder’s U.S. trade or business, the holder generally must provide to us or the withholding agent a properly executed IRS Form W-8ECI (or appropriate substitute form). To claim the benefit of an applicable income tax treaty for an exemption from (or reduced rate of) U.S. federal withholding tax, a Non-U.S. Holder must timely provide the appropriate and properly executed IRS forms (generally IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable).

Non-U.S. Holders may be required to periodically update their IRS forms. Non-U.S. Holders should consult their tax advisors concerning certification requirements.

Sale, Exchange or Other Taxable Disposition of the Bonds

Subject to the discussions of backup withholding and FATCA below, gain recognized by a Non-U.S. Holder on the sale, exchange, redemption, repayment, retirement or disposition of Bonds generally will not be subject to U.S. federal income tax unless: (i) the gain is “effectively connected” with the conduct by the Non-U.S. Holder of a U.S. trade or business (and, if required under an applicable income tax treaty, is attributable to a permanent establishment maintained in the United States by the Non-U.S. Holder); or (ii) in the case of gain recognized by a Non-U.S. Holder who is an individual, he or she is present in the United States for a total of 183 days or more during the taxable year in which such gain is recognized and certain other conditions are met.

Except to the extent that an applicable income tax treaty otherwise provides, generally a Non-U.S. Holder will be taxed in the same manner as a U.S. Holder with respect to gain that is “effectively connected” with the Non-U.S. Holder’s conduct of a U.S. trade or business. A corporate Non-U.S. Holder may also, under certain circumstances, be subject to the branch profits tax described above. A Non-U.S. Holder who is an individual present in the United States for 183 days or more in the taxable year and meets certain other conditions will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains from U.S. sources (including gains from the sale or other disposition of the Bonds) exceed capital losses allocable to U.S. sources. To claim the benefit of an applicable income tax treaty, a Non-U.S. Holder may be required to file an income tax return and disclose its position under the Treasury regulations concerning treaty-based return positions.

FATCA

Legislation enacted as part of the Hiring Incentives to Restore Employment Act (the “HIRE Act”), commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), generally imposes U.S. federal withholding tax at a rate of 30% on (i) U.S. source interest (including interest paid on the Bonds) and (ii) subject to the proposed Treasury regulations discussed below, the gross proceeds from the sale or other disposition of obligations that produce U.S. source interest (including the sale, exchange, redemption, repayment, retirement or other disposition of the Bonds), in each case to certain foreign entities, unless various information reporting, withholding and other requirements are satisfied. In the case of payments made to a “foreign financial institution” (as defined in Section 1471(d)(4) of the Code and the Treasury regulations promulgated thereunder), subject to certain exceptions, the tax will generally be imposed unless the foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose certain information regarding its U.S. account holders (including certain account holders that are foreign entities that have U.S. owners) and satisfies certain other requirements or is deemed to be compliant with the requirements of FATCA, pursuant to an intergovernmental agreement in respect of FATCA or otherwise. In the case of payments made to certain other non-U.S. entities, the tax generally will be imposed unless such entity provides the payor with certain information regarding certain direct and indirect U.S. owners of the entity, or certifies that it has no such U.S. owners, and complies with certain other requirements. No additional amounts will be payable on account of any withholding obligation that is imposed with respect to payments on the Bonds as a result of the failure of any holder or beneficial owner of a Bond, or any intermediary through which it directly or indirectly owns such Bond, to comply with the requirements of FATCA. Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA and the HIRE Act on their investment in the Bonds.

Proposed Treasury regulations eliminate FATCA withholding on the gross proceeds from a sale or other disposition of instruments, such as the Bonds, that produce U.S. source interest. In its preamble to such proposed Treasury regulations, the IRS stated that taxpayers and withholding agents may generally rely on the proposed Treasury regulations until final Treasury regulations are issued.

Holders are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in the Bonds.

Information Reporting and Backup Withholding

Payments of interest to Non-U.S. Holders will generally be reported to the IRS and to the Non-U.S. Holders. Copies of the information returns reporting such interest payments (generally, IRS Form 1042-S) and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

Additional information reporting and backup withholding generally will not apply to payments of interest on a Bond to a Non-U.S. Holder if the Non-U.S. Holder has certified under penalties of perjury on an applicable IRS Form W-8 that the Non-U.S. Holder is not a U.S. person or has otherwise established an exemption provided that the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person or that the conditions of any exemption are not in fact satisfied.

Payment of the proceeds from a sale, exchange, redemption, repayment, retirement or other taxable disposition of a Bond made to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding unless the Non-U.S. Holder certifies that it is not a U.S. person under penalties of perjury, and the payor does not have actual knowledge or reason to know that the beneficial owner of the Bond is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption. Payment of the proceeds from a sale, exchange or other taxable disposition of a Bond made to or through a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a U.S. trade or business or a foreign partnership, in which one or more U.S. persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or which, at any time during the taxable year, is engaged in a trade or business in the United States, then such payment generally will be subject to information reporting (but not backup withholding) unless the Non-U.S. Holder certifies under penalties of perjury on an applicable IRS Form W-8 that the Non-U.S. Holder is not a U.S. person or otherwise establishes an exemption, or unless the broker has documentary evidence in its records that the beneficial owner of the Bond is not a U.S. person and certain other conditions are met.

For purposes of the two preceding paragraphs, the term “U.S. person” shall have the meaning ascribed to it in Section 7701(a)(30) of the Code.

The current backup withholding rate is 24%. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the beneficial owner’s U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective purchasers of the Bonds should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of Bonds, including the tax consequences under state, local, foreign and other tax laws, any applicable tax treaties and the possible effects of changes in U.S. or other tax laws.

UNDERWRITING

General

UBS Securities LLC, Deutsche Bank Securities Inc., RBC Capital Markets, LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as the underwriters and joint book-running managers of this offering. Subject to the terms and conditions stated in the underwriting agreement for the Bonds dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Bonds set forth opposite the underwriter’s name at the public offering price less the underwriting discount and commission set forth on the cover page of this prospectus supplement.

Underwriters	Principal Amount of Bonds
UBS Securities LLC	$91,218,000
Deutsche Bank Securities Inc.	14,029,000
RBC Capital Markets, LLC	9,500,000
J.P. Morgan Securities LLC	6,550,000
Morgan Stanley & Co. LLC	5,200,000
Total	$126,497,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Bonds are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase and accept delivery of all Bonds if any are purchased. The offering of the Bonds by the underwriters is subject to receipt and acceptance of any order and to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the Bonds directly to the public at the offering price set forth on the cover page of this prospectus supplement and may offer the Bonds to certain dealers at a price that represents a concession not in excess of 0.75% of the principal amount of the Bonds. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.50% of the principal amount of the Bonds on sales to certain other dealers. After the initial offering of the Bonds, the underwriters may from time to time vary the offering price and other selling terms.

We estimate that our out-of-pocket expenses for this offering, not including the underwriting discount and commission, will be approximately $400,000.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments that the underwriters may be required to make because of any of those liabilities.

The underwriters have advised us that they currently intend to make a market in the Bonds. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the Bonds at any time without notice. In addition, market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act.

In connection with this offering, the underwriters may purchase and sell Bonds in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of Bonds in excess of the principal amount of Bonds to be purchased by the underwriters in this offering, which creates a short position for the underwriters. Covering transactions involve purchases of the Bonds in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Bonds made for the purpose of preventing or retarding a decline in the market price of the Bonds while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Bonds. They may also cause the price of the Bonds to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Bonds sold by or for the account of such underwriter in stabilizing or short covering transactions.

It is expected that delivery of the Bonds will be made on or about the date specified on the cover page of this prospectus supplement, which will be the eighth business day (T+8) following the date of this prospectus supplement. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade the Bonds prior to the second business day prior to settlement will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have performed, and the underwriters and their affiliates may in the future perform, investment banking, commercial banking and advisory services for us and our affiliates from time to time for which they have received, or may in the future receive, customary fees and expenses. Affiliates of certain of the underwriters are lenders to us and our affiliates under our credit facilities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve securities and instruments of ours and our affiliates.

If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Bonds. Any such credit default swaps or short positions could adversely affect future trading prices of the Bonds. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Melissa M. Gleespen, Esq., Vice President, Corporate Secretary and Chief Compliance Officer of Consumers, will render opinions as to the legality of the Bonds for Consumers.

Pillsbury Winthrop Shaw Pittman LLP will pass upon certain legal matters with respect to the Bonds for the underwriters. Pillsbury Winthrop Shaw Pittman LLP regularly represents us and certain of our affiliates in connection with various matters.

EXPERTS

The consolidated financial statements of Consumers Energy Company and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting), incorporated in this prospectus supplement by reference to Consumers Energy Company’s Annual Report on Form 10-K for the year ended December 31, 2019, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, therefore, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC under File No. 1-5611. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also inspect our SEC reports and other information at the New York Stock Exchange, 11 Wall Street, New York, New York 10005. You can find additional information about us, including our SEC reports, on the web site of our parent company at http://www.cmsenergy.com. The information on this web site (including any such information referred to herein) is not a part of this prospectus supplement and the accompanying prospectus.

We are “incorporating by reference” information into this prospectus supplement and the accompanying prospectus. This means that we are disclosing important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our finances.

•                  Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 6, 2020

•                  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 filed on April 27, 2020 and June 30, 2020 filed on August 3, 2020

•                  Current Reports on Form 8-K filed on March 16, 2020, March 26, 2020, May 5, 2020, May 13, 2020, May 20, 2020 and July 15, 2020

The documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement, until the offering of the Bonds pursuant to this prospectus supplement is terminated, are also incorporated by reference into this prospectus supplement and the accompanying prospectus (other than information in any such documents that is deemed to have been “furnished” but not “filed” under SEC rules). Any statement contained in such document will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or any other subsequently filed document modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. We will provide this information upon oral or written request at no cost to the requester. You should direct your request to:

Consumers Energy Company

One Energy Plaza

Jackson, Michigan 49201

Phone: (517) 788-0550

Attention: Office of the Secretary

PROSPECTUS

CMS ENERGY CORPORATION
Common Stock, Preferred Stock, Depositary Shares, Senior Debt Securities, Senior Convertible Debt Securities, Subordinated Debt Securities, Stock Purchase Contracts and Stock Purchase Units

CONSUMERS ENERGY COMPANY
Senior Notes and First Mortgage Bonds

CMS Energy Corporation, a Michigan corporation, may offer, from time to time:

•                                          shares of its common stock, par value $0.01 per share (“CMS Energy Common Stock”);

•                                          shares of its preferred stock, par value $0.01 per share (“Preferred Stock”);

•                                          depositary shares representing fractional interests in shares of Preferred Stock (“Depositary Shares”);

•                                          unsecured senior or subordinated debt securities consisting of debentures, convertible debentures, notes, convertible notes or other unsecured evidence of indebtedness;

•                                          stock purchase contracts to purchase CMS Energy Common Stock; and

•                                          stock purchase units, each consisting of a stock purchase contract and unsecured senior debt securities, unsecured subordinated debt securities, Preferred Stock or Depositary Shares of CMS Energy Corporation or debt obligations of third parties, including U.S. Treasury securities, or other securities, securing the holder’s obligation to purchase the CMS Energy Common Stock under the stock purchase contract, or any combination of the above.

Consumers Energy Company, a Michigan corporation, may offer, from time to time, secured senior debt consisting of senior notes and first mortgage bonds.

For each type of security listed above, the amount, price and terms will be determined at or prior to the time of sale.

We will provide the specific terms of these securities in an accompanying prospectus supplement or supplements.  A prospectus supplement may also add, update or change information included in this prospectus.  You should read this prospectus and the accompanying prospectus supplement or supplements carefully before you invest in any of the securities described herein. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in these securities involves risks.  See “Risk Factors” on page 3.

The CMS Energy Common Stock is listed on the New York Stock Exchange under the symbol “CMS”.  Unless otherwise indicated in a prospectus supplement, the other securities described in this prospectus will not be listed on a national securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2020.

PROSPECTUS

PROSPECTUS SUMMARY

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process.  Under this shelf registration process, any of us may, from time to time, sell any combination of our securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer.  Each time we offer securities, we will provide a prospectus supplement containing specific information about the terms of that offering.  Any prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or any document incorporated or deemed to be incorporated by reference herein.  If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information contained in the prospectus supplement or any related free writing prospectus.  The registration statement filed with the SEC includes exhibits that provide more details about certain documents described in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, the applicable prospectus supplement and any related free writing prospectus together with the additional information described under the heading “Where You Can Find More Information”.

As used in this prospectus, “CMS Energy” refers to CMS Energy Corporation and “Consumers” refers to Consumers Energy Company.  The terms “we”, “us” and “our” refer to CMS Energy when discussing the securities to be issued by CMS Energy, Consumers when discussing the securities to be issued by Consumers and collectively to both of the Registrants where the context requires.  “Registrants” refers, collectively, to CMS Energy and Consumers.

The principal executive offices of each of CMS Energy and Consumers are located at One Energy Plaza, Jackson, Michigan 49201, and the telephone number is 517-788-0550.

RISK FACTORS

Before acquiring any of the securities that may be offered by this prospectus, you should carefully consider the risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements and Information” in the most recent combined Annual Report on Form 10-K of CMS Energy and Consumers and in our subsequent quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus, and corresponding sections in reports CMS Energy and Consumers may file with the Securities and Exchange Commission after the date of this prospectus.  You should also carefully consider all of the information contained or incorporated by reference in this prospectus or in any prospectus supplement before you invest in any Registrant’s securities.  See “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) with respect to the securities offered in this prospectus.  As allowed by SEC rules and regulations, this prospectus does not contain all the information you can find in the Registration Statement or the exhibits filed with or incorporated by reference as exhibits to the Registration Statement.  Statements in this prospectus concerning the provisions of any document filed or incorporated by reference as an exhibit to the Registration Statement are not necessarily complete and are qualified in their entirety by reference to such exhibit.  For further information, you should refer to the Registration Statement and its exhibits.

Each of CMS Energy and Consumers is subject to the informational requirements of the Securities Exchange Act of l934 (the “Exchange Act”) and therefore files annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov.  You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.  You can find additional information about us on CMS Energy’s website at www.cmsenergy.com.  The information on this website (including such information referred to herein) is not a part of this prospectus or any prospectus supplement.

This prospectus, the applicable prospectus supplement and any free writing prospectus we authorize contains and incorporates by reference information that you should consider when making your investment decision.  We have not authorized anyone to provide you with different information.  You should not assume that the information included or incorporated by reference in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the applicable document.  Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents.  Information incorporated by reference is considered to be part of this prospectus.  Later information that we file with the SEC (other than Current Reports on Form 8-K (or portions thereof) furnished under Item 2.02 or Item 7.01 of Form 8-K) will automatically update and supersede this information.  Each Registrant incorporates by reference into this prospectus the documents listed below related to such Registrant and any future filings (other than Current Reports on Form 8-K (or portions thereof) furnished under Item 2.02 or Item 7.01 of Form 8-K) that such Registrant makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offerings contemplated by this prospectus are terminated.

CMS ENERGY

•                                          Annual Report on Form 10-K for the year ended December 31, 2019

•                                          The sections of our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Shareholders filed with the SEC on March 21, 2019, which are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 under Items 10, 11, 12, 13 and 14 of Part III thereof

CONSUMERS

•                                          Annual Report on Form 10-K for the year ended December 31, 2019

•                                          The sections of our Definitive Proxy Statement on Schedule 14A for the CMS Energy Annual Meeting of Shareholders filed with the SEC on March 21, 2019, which are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 under Items 10, 11, 12, 13 and 14 of Part III thereof

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.  We will provide this information upon written or oral request at no cost to the requester.  You should direct your requests to:

CMS Energy Corporation

One Energy Plaza

Jackson, Michigan 49201

Telephone: 517-788-0550

Attention:  Office of the Secretary

SAFE HARBOR STATEMENT UNDER THE

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This prospectus, any related prospectus supplement, any related free writing prospectus and the documents that we incorporate by reference herein and therein may contain statements that are statements concerning our expectations, plans, objectives, future financial performance and other items that are not historical facts.  These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements.  In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Registrants are including herein or incorporating by reference cautionary statements identifying important factors that could cause their respective actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) made by or on behalf of the Registrants.  Any statements that express or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events, performance or growth (often, but not always, through the use of words or phrases such as “might,” “may,” “could,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “forecasts,” “predicts,” “assumes,” and other similar words) are not statements of historical facts and are forward-looking.  Forward-looking statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements.  Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the important factors described in the sections entitled “Risk Factors” and “Forward-Looking Statements and Information” in the most recent combined Annual Report on Form 10-K of CMS Energy and Consumers and in our subsequent quarterly reports on Form 10-Q that could cause a Registrant’s actual results to differ materially from those contained in forward-looking statements of such Registrant made by or on behalf of such Registrant.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and are beyond the control of the Registrants.  You are cautioned not to place undue reliance on forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made, and the Registrants undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for each Registrant’s management to predict all of such factors, nor can such management assess the impact of each such factor on the business of such Registrant or the extent to which any factor, or combination of factors, may cause actual results of such Registrant to differ materially from those contained in any forward-looking statements.

THE REGISTRANTS

CMS ENERGY

CMS Energy is an energy company operating primarily in Michigan.  It is the parent holding company of several subsidiaries, including Consumers, an electric and gas utility; CMS Enterprises Company (“Enterprises”), primarily a domestic independent power producer and marketer; and EnerBank USA® (“EnerBank”), an industrial bank located in Utah.  Consumers is an electric and gas utility that provides electricity and/or natural gas to 6.7 million of Michigan’s 10 million residents.  Enterprises, through its subsidiaries and equity investments, is engaged in domestic independent power production, including the development and operation of renewable generation, and the marketing of independent power production.  EnerBank provides unsecured consumer installment loans, largely for financing home improvements.  CMS Energy manages its businesses by the nature of services each provides and operates principally in four business segments: electric utility; gas utility; enterprises, its non-utility operations and investments; and EnerBank.

CONSUMERS

Consumers was incorporated in Maine in 1910 and became a Michigan corporation in 1968.  Consumers owns and operates electric generation, transmission and distribution facilities and gas transmission, storage and distribution facilities.  Consumers serves individuals and businesses operating in the alternative energy, automotive, chemical, food and metal products industries, as well as a diversified group of other industries.  Consumers provides electricity and/or natural gas to 6.7 million of Michigan’s 10 million residents.  Consumers’ rates and certain other aspects of its business are subject to the jurisdiction of the Michigan Public Service Commission and the Federal Energy Regulatory Commission, as well as to North American Electric Reliability Corporation reliability standards.  Consumers manages its businesses by the nature of services each provides and operates principally in two business segments: electric utility and gas utility.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement or other offering materials, the net proceeds from the sale of the CMS Energy and Consumers securities will be used for general corporate purposes.  If we do not use the net proceeds immediately, we may temporarily invest them in short-term, interest-bearing obligations.  The specific use of proceeds from the sale of securities will be set forth in the applicable prospectus supplement or other offering materials relating to the offering of such securities.

DESCRIPTION OF SECURITIES

CMS ENERGY

Introduction

Specific terms of the shares of CMS Energy Common Stock, shares of Preferred Stock, Depositary Shares, unsecured senior debt securities (the “Senior Debt Securities”), unsecured convertible senior debt securities (the “Senior Convertible Debt Securities”) and unsecured subordinated debt securities, which may provide that such securities are convertible into other securities (the “Subordinated Debt Securities”) (the Senior Debt Securities, the Senior Convertible Debt Securities and the Subordinated Debt Securities are referred to, individually, as a “CMS Energy Debt Security” and, collectively, as the “CMS Energy Debt Securities”), stock purchase contracts to purchase CMS Energy Common Stock (the “Stock Purchase Contracts”), and stock purchase units (the “Stock Purchase Units”), each representing ownership of a Stock Purchase Contract and Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares, or debt obligations of third parties, including U.S. Treasury securities, or other securities, securing the holder’s obligation to purchase the CMS Energy Common Stock under the Stock Purchase Contract, or any combination of the foregoing (collectively, the “CMS Energy Offered Securities”), will be set forth in an accompanying prospectus supplement or supplements, together with the terms of the offering of the CMS Energy Offered Securities, the initial price thereof and the net proceeds from the sale thereof.  The prospectus supplement will set forth with regard to the particular CMS Energy Offered Securities, without limitation, the following:

•                                          in the case of CMS Energy Debt Securities, the designation, the aggregate principal amount, the denomination, the maturity, the premium, if any, any exchange, conversion, redemption or sinking fund provisions, the interest rate (which may be fixed or variable), the time or method of calculating interest payments, the right of CMS Energy, if any, to defer payment or interest on the CMS Energy Debt Securities and the maximum length of such deferral, put options, if any, the public offering price, the ranking, any listing on a securities exchange and other specific terms of the offering and sale thereof;

•                                          in the case of CMS Energy Common Stock, the number of shares, the public offering price and other specific terms of the offering and sale thereof;

•                                          in the case of Preferred Stock, the designation, the number of shares, the liquidation preference per security, the public offering price, any listing on a securities exchange, the dividend rate (or method of calculation thereof), the dates on which dividends shall be payable and the dates from which dividends shall accrue, any voting rights, any redemption, exchange, conversion or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to a specific series of the Preferred Stock, whether interests in Preferred Stock will be represented by Depositary Shares, and other specific terms of the offering and sale thereof;

•                                          in the case of Depositary Shares, the fractional ownership interest in a share of Preferred Stock to be represented by each Depositary Share, the liquidation preference per security, any listing on a securities exchange, the designation of the related Preferred Stock, the dividend rate on the related Preferred Stock (or method of calculation thereof), the dates on which dividends shall be payable on the related Preferred Stock and the dates from which such dividends shall accrue, any voting rights and any redemption, exchange, conversion or sinking fund provisions applicable to the related Preferred Stock, and any other rights, preferences, privileges, limitations or restrictions relating to the related Preferred Stock, the identity of the bank or trust company acting as depositary under the related deposit agreement, and other specific terms of the offering and sale thereof;

•                                          in the case of Stock Purchase Contracts, the specific terms of the Stock Purchase Contract, the number of shares of CMS Energy Common Stock subject thereto and the terms of the offering and sale thereof; and

•                                          in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares, or debt obligations of third parties or other securities securing the holders’ obligation to purchase CMS Energy Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof.

Capital Stock

The following summary of certain rights of the holders of CMS Energy capital stock does not purport to be complete and is qualified in its entirety by express reference to the Restated Articles of Incorporation, as amended, of CMS Energy (the “CMS Energy Articles”) and the Amended and Restated Bylaws of CMS Energy (the “CMS Energy Bylaws”), which are incorporated into this prospectus by reference.  See “Where You Can Find More Information” above.  A copy of each of the CMS Energy Articles and the CMS Energy Bylaws has been previously filed with the SEC.  The CMS Energy Articles and CMS Energy Bylaws are also available on our website at www.cmsenergy.com. The information on our website is not part of this prospectus or any prospectus supplement.

The authorized capital stock of CMS Energy consists of:

•                                          350 million shares of CMS Energy Common Stock; and

•                                          10 million shares of Preferred Stock.

At February 17, 2020, CMS Energy had 284,172,170 shares of CMS Energy Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

Dividend Rights and Policy; Restrictions on Dividends

Dividends on CMS Energy Common Stock are paid at the discretion of the board of directors of CMS Energy based primarily upon the earnings and financial condition of CMS Energy.  Dividends are payable out of the assets of CMS Energy legally available therefor.

CMS Energy is a holding company that conducts substantially all of its operations through its subsidiaries.  Its only significant assets are the capital stock of its subsidiaries, and its subsidiaries generate substantially all of its operating income and cash flow.  As a holding company with no significant operations of its own, the principal sources of its funds are dependent primarily upon the earnings of its subsidiaries (in particular, Consumers), borrowings and sales of equity.  CMS Energy’s ability to pay dividends on its capital stock is dependent primarily upon the earnings and cash flows of its subsidiaries and the distribution or other payment of such earnings to CMS Energy in the form of dividends, tax sharing payments, loans or advances and repayment of loans and advances from CMS Energy.  Accordingly, the ability of CMS Energy to pay dividends on its capital stock will depend on the earnings, financial requirements, contractual restrictions of the subsidiaries of CMS Energy (in particular, Consumers) and other factors.  CMS Energy’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts on the capital stock of CMS Energy or to make any funds available therefor, whether by dividends, loans or other payments.

Dividends on capital stock of CMS Energy are limited by Michigan law to legally available assets of CMS Energy.  Distributions on CMS Energy Common Stock may be subject to the rights of the holders, if any, of any issued and outstanding series of Preferred Stock.

Michigan law prohibits payment of a dividend or a repurchase of capital stock if, after giving it effect, a corporation would not be able to pay its debts as they become due in the usual course of business, or its total assets would be less than the sum of its total liabilities plus, unless the CMS Energy Articles provide otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution (including the rights of holders of preferred stock, if any).

Voting Rights

Each holder of CMS Energy Common Stock is entitled to one vote for each share of CMS Energy Common Stock held by such holder on each matter voted upon by the shareholders.  Such right to vote is not cumulative.  A majority of the votes cast by the holders of shares entitled to vote thereon is sufficient for the adoption of any question presented, except that certain provisions of the CMS Energy Articles relating to (i) the authorization, effectiveness or validity of a merger or consolidation of CMS Energy that would adversely affect the powers or special rights of CMS Energy Common Stock (either directly by amendment to the CMS Energy Articles or indirectly by requiring the holders of the CMS Energy Common Stock to accept or retain, in such merger or consolidation, anything other than shares of CMS Energy Common Stock or shares of the surviving or resulting corporation having, in either case, powers and special rights identical to those of the CMS Energy Common Stock prior to such merger or consolidation) require the vote or consent of the holders of a majority of all of the shares of CMS Energy Common Stock then outstanding, (ii) contested elections of directors require the vote of a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors and (iii) special shareholder meetings, the number of directors, vacancies on CMS Energy’s board of directors, the removal, indemnification and liability of CMS Energy’s board of directors and the requirements for amending these provisions may not be amended, altered, changed or repealed unless such amendment, alteration, change or repeal is approved by the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote thereon.

Under Michigan law, the approval of the holders of a majority of the outstanding shares of CMS Energy Common Stock would be necessary (1) to authorize, effect or validate the merger or consolidation of CMS Energy into or with any other corporation if such merger or consolidation would adversely affect the powers or special rights of CMS Energy Common Stock, and (2) to authorize any amendment to the CMS Energy Articles that would increase or decrease the aggregate number of authorized shares of CMS Energy Common Stock or alter or change the powers, preferences or special rights of the shares of CMS Energy Common Stock so as to affect them adversely.  The effect of these provisions and the related provisions described in the prior paragraph may be to permit the holders of a majority of the outstanding shares of CMS Energy Common Stock to block any such merger or amendment that would adversely affect the powers or special rights of holders of such shares of CMS Energy Common Stock.

Preemptive Rights

The CMS Energy Articles provide that holders of CMS Energy Common Stock will have no preemptive rights to subscribe for or purchase any additional shares of the capital stock of CMS Energy of any class now or hereafter authorized, or any Preferred Stock, bonds, debentures or other obligations or rights or options convertible into or exchangeable for or entitling the holder or owner to subscribe for or purchase any shares of capital stock, or any rights to exchange shares issued for shares to be issued.

Liquidation Rights

In the event of the dissolution, liquidation or winding up of CMS Energy, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of CMS Energy and after there shall have been paid or set apart for the holders of Preferred Stock the full preferential amounts (including any accumulated and unpaid dividends) to which they are entitled, the holders of CMS Energy Common Stock will be entitled to receive, on a per share basis, the assets of CMS Energy remaining for distribution to the holders of CMS Energy Common Stock.  Neither the merger or consolidation of CMS Energy into or with any other corporation, nor the merger or consolidation of any other corporation into or with CMS Energy nor any sale, transfer or lease of all or any part of the assets of CMS Energy, shall be deemed to be a dissolution, liquidation or winding up for the purposes of this provision.

Because CMS Energy has subsidiaries that have debt obligations and other liabilities of their own, CMS Energy’s rights and the rights of its creditors and its stockholders to participate in the distribution of assets of any subsidiary upon the latter’s liquidation or recapitalization will be subject to prior claims of the subsidiary’s creditors, except to the extent that CMS Energy may itself be a creditor with recognized claims against the subsidiary.

Subdivision or Combination

If CMS Energy subdivides (by stock split, stock dividend or otherwise) or combines (by reverse stock split or otherwise) the outstanding shares of CMS Energy Common Stock, the voting and liquidation rights of shares of CMS Energy Common Stock will be appropriately adjusted so as to avoid any dilution in aggregate voting or liquidation rights.

Transfer Agent and Registrar

The transfer agent and registrar for CMS Energy Common Stock is Equiniti Trust Company d/b/a EQ Shareowner Services.

Listing

CMS Energy Common Stock is listed on the New York Stock Exchange and trades under the symbol “CMS.”

Exchanges

The CMS Energy Articles do not provide for either the mandatory or optional exchange or redemption of CMS Energy Common Stock.

Preferred Stock

The authorized Preferred Stock may be issued without the approval of the holders of CMS Energy Common Stock in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights, voting rights, if any, and qualifications, limitations or restrictions thereof, as shall be stated in a resolution providing for the issue of any such series adopted by CMS Energy’s board of directors.  The CMS Energy Articles provide that holders of Preferred Stock will not have any preemptive rights to subscribe for or purchase any additional shares of the capital stock of CMS Energy of any class now or hereafter authorized, or any Preferred Stock, bonds, debentures or other obligations or rights or options convertible into or exchangeable for or entitling the holder or owner to subscribe for or purchase any shares of capital stock, or any rights to exchange shares issued for shares to be issued.  The future issuance of Preferred Stock may have the effect of delaying, deterring or preventing a change in control of CMS Energy.  Shares of Preferred Stock may be offered either separately or represented by Depositary Shares.

Depositary Shares

CMS Energy may issue shares of Preferred Stock either separately or represented by Depositary Shares.  Each Depositary Share that CMS Energy issues will represent a fractional interest in a share of Preferred Stock of any series, to be described in an applicable prospectus supplement.

In connection with the issuance of any Depositary Shares, CMS Energy will enter into a deposit agreement with a bank or trust company selected by CMS Energy, as depositary, which will be named in the applicable prospectus supplement. Depositary Shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following CMS Energy’s issuance of any shares of Preferred Stock related to the Depositary Shares, CMS Energy will deposit such shares of Preferred Stock with the relevant depositary and will cause the depositary to issue, on its behalf, the related depositary receipts.  Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of

Preferred Stock represented by the related Depositary Share, to all of the designations, powers, preferences and relative, participating, optional or other special rights of, and will be subject to all of the qualifications, limitations or restrictions on, the Preferred Stock represented thereby, including any dividend, voting, redemption, conversion, exchange and liquidation rights.

The prospectus supplement relating to any Depositary Shares being offered will include specific terms relating to the offering, including a discussion of certain United States federal income tax consequences.

CMS Energy will include a copy of the form of deposit agreement, including the form of depositary receipt, and any other instrument establishing the terms of any Depositary Shares that CMS Energy offers as exhibits to a filing it will make with the SEC in connection with that offering.

Primary Source of Funds of CMS Energy; Restrictions on Sources of Dividends

The ability of CMS Energy to pay (i) dividends on its capital stock and (ii) its indebtedness, including the CMS Energy Debt Securities, depends and will depend substantially upon timely receipt of sufficient dividends or other distributions from its subsidiaries, in particular Consumers and Enterprises.  Each of Consumers’ and Enterprises’ ability to pay dividends on its common stock depends upon its revenues, earnings and other factors.  Consumers’ revenues and earnings will depend substantially upon rates authorized by the Michigan Public Service Commission.

CMS Energy has pledged the common stock of Consumers as security for certain bank credit facilities.

Consumers’ Restated Articles of Incorporation (the “Consumers Articles”) provide two restrictions on its payment of dividends on its common stock.  First, prior to the payment of any common stock dividend, Consumers must reserve retained earnings after giving effect to such dividend payment of at least:

•                                          $7.50 per share on all then outstanding shares of its preferred stock; and

•                                          $7.50 per share on all then outstanding shares of all other stock over which its preferred stock do not have preference as to the payment of dividends and as to assets.

Second, dividend payments during the 12-month period ending with the month the proposed payment is to be paid are limited to:

•                                          50% of net income available for the payment of dividends during the Base Period (as defined below), if the ratio of common stock and surplus to total capitalization and surplus for 12 consecutive calendar months within the 14 calendar months immediately preceding the proposed dividend payment (the “Base Period”), adjusted to reflect the proposed dividend, is less than 20%; and

•                                          75% of net income available for the payment of dividends during the Base Period, if the ratio of common stock and surplus to total capitalization and surplus for the 12 consecutive calendar months immediately preceding the proposed dividend payment, is at least 20% but less than 25%.

The Consumers Articles also prohibit the payment of cash dividends on its common stock if Consumers is in arrears on preferred stock dividend payments.

Provisions of the Federal Power Act and the Natural Gas Act appear to restrict dividends payable by Consumers to the amount of Consumers’ retained earnings.  Several decisions from the Federal Energy Regulatory Commission suggest that under a variety of circumstances common stock dividends from Consumers would not be limited to amounts in Consumers’ retained earnings.  Any decision by Consumers to pay common stock dividends in excess of retained earnings would be based on specific facts and circumstances and would result only after a formal regulatory filing process.

In addition, Michigan law prohibits payment of a dividend if, after giving it effect, Consumers or Enterprises would not be able to pay its respective debts as they become due in the usual course of business, or its respective total assets would be less than the sum of its respective total liabilities plus, unless the respective articles of incorporation permit otherwise, the amount that would be needed, if Consumers or Enterprises were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.  Currently, it is Consumers’ target to pay annual dividends equal to 80% of its annual consolidated net income, as, if and when declared by Consumers’ board of directors.  Consumers’ board of directors reserves the right to change this target at any time.

CMS Energy Debt Securities

The CMS Energy Debt Securities offered by any prospectus supplement will be unsecured obligations of CMS Energy and will be either senior or subordinated debt.  Senior Debt Securities will be issued under our senior debt indenture dated as of September 15, 1992 between CMS Energy and The Bank of New York Mellon, as trustee, as amended and supplemented (the “Senior Debt Indenture”), and Subordinated Debt Securities will be issued under our indenture dated as of June 1, 1997 between CMS Energy and The Bank of New York Mellon, as trustee, as amended and supplemented (the “Subordinated Debt Indenture”).  The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes referred to in this prospectus individually as a “CMS Energy Indenture” and collectively as the “CMS Energy Indentures”.

The following briefly summarizes the material provisions of the CMS Energy Indentures that have been filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.  This summary of the CMS Energy Indentures is not complete and is qualified in its entirety by reference to the CMS Energy Indentures.  You should read the more detailed provisions of the applicable CMS Energy Indenture, including the defined terms, for provisions that may be important to you.  You should also read the particular terms of a series of CMS Energy Debt Securities, which will be described in more detail in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, the trustee under the Senior Debt Indenture and under the Subordinated Debt Indenture will be The Bank of New York Mellon.

General

The CMS Energy Indentures provide that CMS Energy Debt Securities may be issued in one or more series, with different terms, in each case as authorized from time to time by CMS Energy.  The CMS Energy Indentures do not limit the aggregate principal amount of CMS Energy Debt Securities that may be issued under the CMS Energy Indentures.

Certain material United States federal income tax consequences and other special considerations applicable to any CMS Energy Debt Securities issued at a discount will be described in the applicable prospectus supplement.

Because CMS Energy is a holding company, the claims of creditors of CMS Energy’s subsidiaries will have a priority over CMS Energy’s equity rights and the rights of CMS Energy’s creditors, including the holders of CMS Energy Debt Securities, to participate in the assets of the subsidiary upon the subsidiary’s liquidation.

The applicable prospectus supplement relating to any series of CMS Energy Debt Securities will describe the specific terms of that series and of the offering.  Such terms may include some or all of the following:

•                                          the title of the CMS Energy Debt Securities;

•                                          whether the CMS Energy Debt Securities will be senior or subordinated debt;

•                                          the total principal amount of the CMS Energy Debt Securities of such series that may be issued;

•                                          the percentage of the principal amount at which the CMS Energy Debt Securities will be sold and, if applicable, the method of determining the price;

•                                          the maturity date or dates;

•                                          the interest rate or the method of computing the interest rate;

•                                          the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•                                          the place or places where the principal of and any premium and interest on such CMS Energy Debt Securities of such series will be payable;

•                                          any right of CMS Energy to redeem such CMS Energy Debt Securities of such series and the terms and conditions of any such redemption;

•                                          any obligation of CMS Energy to redeem, purchase or repay the CMS Energy Debt Securities of such series at the option of a holder upon the happening of any event and the terms and conditions of any such redemption, purchase or repayment;

•                                          any obligation of CMS Energy to permit the conversion of such CMS Energy Debt Securities of such series into CMS Energy Common Stock and the terms and conditions upon which such conversion shall be effected;

•                                          whether the CMS Energy Debt Securities of such series will be issued in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

•                                          any material provisions of the applicable indenture described in this prospectus that do not apply to the CMS Energy Debt Securities of such series;

•                                          any additional amounts with respect to the CMS Energy Debt Securities of such series that CMS Energy will pay to a non-United States person because of any tax, assessment or governmental charge withheld or deducted and, if so, any option of CMS Energy to redeem the CMS Energy Debt Securities of such series rather than paying these additional amounts; and

•                                          any other specific terms of the CMS Energy Debt Securities of such series.

The CMS Energy Indentures provide that all CMS Energy Debt Securities of any one series need not be issued at the same time, and CMS Energy may, from time to time, issue additional CMS Energy Debt Securities of a previously issued series without consent of, and without notifying, the holders of other CMS Energy Debt Securities.

Concerning the Trustees

The Bank of New York Mellon, the trustee under the Senior Debt Indenture and the Subordinated Debt Indenture, is one of a number of banks with which CMS Energy and its subsidiaries maintain ordinary banking relationships.

Exchange and Transfer

CMS Energy Debt Securities may be presented for exchange and registered CMS Energy Debt Securities may be presented for registration of transfer at the office or agency maintained for that purpose subject to the restrictions set forth in any such CMS Energy Debt Securities and in the applicable prospectus supplement without service charge, but upon payment of any taxes or other governmental charges due in connection therewith, subject to any limitations contained in the applicable CMS Energy Indenture.  CMS Energy Debt Securities in bearer form and the coupons appertaining thereto, if any, will be transferable by delivery as provided in the applicable CMS Energy Indenture.

Payment

Payments of principal of and any interest on CMS Energy Debt Securities in registered form will be made at the office or agency of the applicable trustee.  Under the Senior Debt Indenture, CMS Energy is required to maintain an office or agency in The City of New York where Senior Debt Securities may be presented for payment, transfer or exchange.  However, at the option of CMS Energy, payment of any interest may be made by check or by wire transfer.  Payment of any interest due on CMS Energy Debt Securities in registered form will be made to the persons in whose name the CMS Energy Debt Securities are registered at the close of business on the record date for such interest payments.  Payments to be made in any other manner will be specified in the applicable prospectus supplement.

Events of Default

Each CMS Energy Indenture provides that events of default regarding any series of CMS Energy Debt Securities will include:

•                                          failure to pay required interest on any CMS Energy Debt Security of such series for 30 days; provided, however, that, with respect to the Subordinated Debt Indenture, if CMS Energy is permitted by the terms of a series of Subordinated Debt Securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which CMS Energy is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of such Subordinated Debt Securities;

•                                          failure to pay principal on any CMS Energy Debt Security of such series when due; provided, however, that, with respect to the Subordinated Debt Indenture, if CMS Energy is permitted by the terms of a series of Subordinated Debt Securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which CMS Energy is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of such Subordinated Debt Securities;

•                                          failure to deposit any sinking fund when due in respect of the CMS Energy Debt Securities of such series;

•                                          failure to perform any other covenant in the relevant indenture, other than a covenant included in the relevant indenture solely for the benefit of a series of CMS Energy Debt Securities other than such series, for 60 days after written notice by the trustee to CMS Energy or by the holders of at least 25% in aggregate principal amount of the outstanding CMS Energy Debt Securities of all series affected thereby to CMS Energy and the trustee as provided in the applicable CMS Energy Indenture;

•                                          certain events of bankruptcy or insolvency, whether voluntary or not, of CMS Energy;

•                                          entry of final judgments against CMS Energy or Consumers for more than $25,000,000 (in the case of the Senior Debt Indenture) or $100,000,000 (in the case of the Subordinated Debt Indenture) that remain undischarged or unbonded for 60 days; or

•                                          a default resulting in the acceleration of indebtedness of CMS Energy of more than $25,000,000 (in the case of the Senior Debt Indenture) or $100,000,000 (in the case of the Subordinated Debt Indenture), and the acceleration has not been rescinded or annulled within 10 days after written notice of such default by the trustee to CMS Energy or by the holders of at least 10% in aggregate principal amount of the outstanding CMS Energy Debt Securities of that series to CMS Energy and the trustee as provided in the applicable CMS Energy Indenture.

Additional events of default may be prescribed for the benefit of the holders of a particular series of CMS Energy Debt Securities and will be described in the prospectus supplement relating to that series of CMS Energy Debt Securities.

If an event of default regarding CMS Energy Debt Securities of any series issued under the CMS Energy Indentures should occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding CMS Energy Debt Securities of such series may declare each CMS Energy Debt Security of that series due and payable.

Holders of a majority in aggregate principal amount of the outstanding CMS Energy Debt Securities of each series affected will be entitled to control certain actions of the trustee under the CMS Energy Indentures.  The trustee generally will not be requested, ordered or directed by any of the holders of CMS Energy Debt Securities, unless one or more of such holders shall have offered to the trustee reasonable indemnity.

Before any holder of any series of CMS Energy Debt Securities may institute action for any remedy, except payment on such holder’s CMS Energy Debt Security when due, the holders of not less than 25% in aggregate principal amount of the CMS Energy Debt Securities of each affected series then outstanding must request the trustee to take action.  Holders must also offer the trustee reasonable indemnity against costs, expenses and liabilities incurred by the trustee for taking such action.

CMS Energy is required to annually furnish the relevant trustee a statement as to CMS Energy’s compliance with all conditions and covenants under the applicable CMS Energy Indenture.  Each CMS Energy Indenture provides that the relevant trustee may withhold notice to the holders of the CMS Energy Debt Securities of any series of any default affecting such series, except payment of principal of, interest on or any sinking fund installment on CMS Energy Debt Securities of such series when due, if it considers withholding notice to be in the interests of the holders of the CMS Energy Debt Securities of such series.

Consolidation, Merger or Sale of Assets

Each CMS Energy Indenture provides that CMS Energy may consolidate with or merge into any other corporation, or sell, lease or convey its property as an entirety or substantially as an entirety to any other person, if the new corporation or person assumes the obligations of CMS Energy under the CMS Energy Debt Securities and the CMS Energy Indentures and is organized and existing under the laws of the United States of America, any U.S. state or the District of Columbia, and after giving effect to the transaction no event of default under the applicable CMS Energy Indenture has occurred and is continuing, and certain other conditions are met.

Modification of the Indenture

Each CMS Energy Indenture permits CMS Energy and the relevant trustee to enter into supplemental indentures without the consent of the holders of the CMS Energy Debt Securities issued under the relevant indenture:

•                                          to pledge assets as security for one or more series of CMS Energy Debt Securities;

•                                          to provide for a successor to CMS Energy to assume the applicable CMS Energy Indenture;

•                                          to add covenants of CMS Energy for the benefit of the holders of any series of CMS Energy Debt Securities; and

•                                          to provide for a successor trustee.

The Senior Debt Indenture also permits CMS Energy and the trustee to enter into supplemental indentures without the consent of the holders of the Senior Debt Securities issued under the Senior Debt Indenture:

•                                          to cure any ambiguity or to correct or supplement any provision in the Senior Debt Indenture or any supplemental indenture that may be defective or inconsistent with any other provision contained in the Senior Debt Indenture or any supplemental indenture, or to make such other provisions as CMS Energy may deem necessary or desirable, with respect to matters arising under the Senior Debt Indenture, provided that no such action shall adversely affect the interests of the holders of the Senior Debt Securities of any series appertaining thereto; and

•                                          to establish the form and terms of any series of securities under the Senior Debt Indenture.

The Subordinated Debt Indenture also permits CMS Energy and the trustee to enter into supplemental indentures without the consent of the holders of the Subordinated Debt Securities issued under the Subordinated Debt Indenture:

•                                          to correct any mistake, cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the Subordinated Debt Indenture (including any supplemental indenture); provided that such modification or amendment does not adversely affect the interests of the holders of the Subordinated Debt Securities in any material respect, as evidenced by an officers’ certificate; provided, further, that any amendment or supplement made solely to conform the provisions of the Subordinated Debt Indenture and the forms or terms of the Subordinated Debt Securities of any series to the description of such series of Subordinated Debt Securities set forth in the applicable prospectus or prospectus supplement, offering memorandum or other document used in connection with the offer or sale of such series of Subordinated Debt Securities will not be deemed to adversely affect the interests of the holders of any Subordinated Debt Securities, as evidenced by an officers’ certificate;

•                                          to make any provision with respect to matters or questions arising under the Subordinated Debt Indenture that CMS Energy may deem necessary or desirable and that shall not be inconsistent with provisions of the Subordinated Debt Indenture; provided, that such change or modification does not, in the good faith opinion of CMS Energy, as evidenced by an officers’ certificate, adversely affect the interests of the holders of the Subordinated Debt Securities in any material respect;

•                                          to establish the form and terms of the Subordinated Debt Securities of any series as permitted by the Subordinated Debt Indenture (including, without limitation, to add to, modify or otherwise amend any provision of the Subordinated Debt Indenture so long as such addition, modification or amendment applies only to the Subordinated Debt Securities of such series);

•                                          to surrender any right or power conferred upon CMS Energy;

•                                          to comply with the requirements of the SEC in order to effect or maintain the qualification of the Subordinated Debt Indenture under the Trust Indenture Act of 1939, as amended;

•                                          to add guarantees of obligations under the Subordinated Debt Securities;

•                                          to modify, amend or replace, in whole or in part, the subordination provisions of the Subordinated Debt Indenture in connection with the creation and issuance of any Subordinated Debt Securities of any series (but not with respect to any outstanding Subordinated Debt Securities expressly made subject to such subordination provisions);

•                                          to add any additional events of default with respect to all or any series of Subordinated Debt Securities;

•                                          to change or eliminate any other provisions of the Subordinated Debt Indenture to such extent as shall be necessary or desirable to permit or facilitate the issuance, legending, registration, transfer or exchange, redemption or repurchase of Subordinated Debt Securities in the form of global securities, including to comply with the rules, practices and procedures of any depository (and related procedures);

•                                          to change or eliminate any of the provisions of the Subordinated Debt Indenture, provided that any such change or elimination shall become effective only when there is no Subordinated Debt Security outstanding of any series created prior to the execution of the supplemental indenture effecting such change or elimination which is entitled to the benefit of such provision (or such change or elimination only applies to a new series of Subordinated Debt Securities being established or created); and

•                                          to provide for or confirm the issuance of additional Subordinated Debt Securities of any series in accordance with the terms of the Subordinated Debt Indenture.

Each CMS Energy Indenture also permits CMS Energy and the relevant trustee, with the consent of the holders of a majority in aggregate principal amount of the CMS Energy Debt Securities of all series then outstanding and affected (voting as one class), to enter into one or more supplemental indentures to change in any manner the provisions of the applicable CMS Energy Indenture or modify in any manner the rights of the holders of the CMS Energy Debt Securities of each such affected series issued under the relevant indenture; provided, that no such supplemental indenture shall:

•                                          change the time of payment of the principal of such CMS Energy Debt Security;

•                                          reduce the principal amount or amount payable upon redemption, if any, of such CMS Energy Debt Security;

•                                          reduce the rate or change the time of payment of interest on such CMS Energy Debt Security;

•                                          change the currency of payment of principal of or interest on such CMS Energy Debt Security;

•                                          reduce the amount payable on any securities issued originally at a discount upon acceleration or provable in bankruptcy; or

•                                          impair the right to institute suit for the enforcement of any payment on any CMS Energy Debt Security when due.

In addition, no such supplemental indenture may reduce the percentage in principal amount of the CMS Energy Debt Securities of the affected series, the consent of whose holders is required for any such supplemental indenture or for any waiver provided for in the applicable CMS Energy Indenture.

Prior to the acceleration of the maturity of any CMS Energy Debt Security, the holders, voting as one class, of a majority in aggregate principal amount of the CMS Energy Debt Securities of all series then outstanding with respect to which a default or event of default shall have occurred and be continuing may on behalf of the holders of all such affected CMS Energy Debt Securities waive any past default or event of default and its consequences, except a default or an event of default in respect of the payment of the principal of or interest on any CMS Energy Debt Security of such series or in respect of a covenant or provision of the applicable CMS Energy Indenture or of any CMS Energy Debt Security that cannot be modified or amended without the consent of the holder of each CMS Energy Debt Security affected.

Defeasance, Covenant Defeasance and Discharge

Each CMS Energy Indenture provides that, at the option of CMS Energy:

•                                          CMS Energy will be discharged from all obligations in respect of the CMS Energy Debt Securities of a particular series then outstanding (except for certain obligations to register the transfer or exchange of the CMS Energy Debt Securities of such series, to replace stolen, lost or mutilated CMS Energy Debt Securities of such series, to maintain paying agencies and to maintain the trust described below); or

•                                          CMS Energy need not comply with certain restrictive covenants of the relevant CMS Energy Indenture (including those described under “Consolidation, Merger or Sale of Assets” above), if CMS Energy in each case irrevocably deposits in trust with the relevant trustee money or Government Obligations (as defined in the CMS Energy Indentures), maturing as to principal and interest at such times and in such amounts as will insure the availability of money, or a combination of money and Government Obligations, sufficient in the opinion of a nationally recognized firm of independent public accountants to pay all the principal and interest on the CMS Energy Debt Securities of such series, and any sinking fund payment, on the stated maturities of such CMS Energy Debt Securities in accordance with the terms thereof.

To exercise this option, CMS Energy is required to deliver to the relevant trustee an opinion of independent counsel to the effect that:

•                                          the exercise of such option would not cause the holders of the CMS Energy Debt Securities of such series to recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and such holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

•                                          in the case of a discharge, such opinion shall also be to the effect that (i) a ruling to the same effect has been received from or published by the Internal Revenue Service or (ii) since the date of the CMS Energy Indenture there has been a change in the applicable United States federal income tax law.

Governing Law

Each CMS Energy Indenture is, and the CMS Energy Debt Securities will be, governed by, and construed in accordance with, the laws of the State of Michigan unless the laws of another jurisdiction shall mandatorily apply; provided, however, that, with respect to the Subordinated Debt Indenture, the rights, duties and obligations of the trustee are governed and construed in accordance with the laws of the State of New York.

Senior Debt Securities

The Senior Debt Securities will be issued under the Senior Debt Indenture and will rank on an equal basis with all other unsecured debt of CMS Energy except subordinated debt.

Subordinated Debt Securities

The Subordinated Debt Securities will be issued under the Subordinated Debt Indenture and will rank subordinated and junior in right of payment in full, to the extent set forth in the Subordinated Debt Indenture, to all Senior Indebtedness (as defined below) of CMS Energy.

If CMS Energy defaults in the payment of principal of, or interest or premium on, any Senior Indebtedness when it becomes due and payable or in the event any judicial proceeding is pending with respect to any such default, then, unless and until the default is cured or waived or ceases to exist, CMS Energy cannot make a payment with respect to the principal of, or interest or premium on, any Subordinated Debt Securities or acquire any Subordinated Debt Securities. In addition, upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, CMS Energy cannot make a payment with respect to the principal of, or interest or premium on, any Subordinated Debt Securities or acquire any Subordinated Debt Securities unless and until all principal of, and interest and premium on, such Senior Indebtedness has been paid in full or such payment has been duly provided for in cash in a manner satisfactory to the holders of such Senior Indebtedness. The provisions of the Subordinated Debt Indenture described in this paragraph, however, do not prevent CMS Energy from making payments in CMS Energy capital stock or in warrants, rights or options to acquire CMS Energy capital stock.

If there is any dissolution, winding up, liquidation, reorganization, bankruptcy, insolvency or similar proceeding with respect to CMS Energy, its creditors or its property, then all Senior Indebtedness must be paid in full before any payment (or any distribution of assets, in cash, property or securities) may be made to any holders of Subordinated Debt Securities. The consolidation of CMS Energy with, or the merger of CMS Energy into, another corporation or the liquidation or dissolution of CMS Energy following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in the Subordinated Debt Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for purposes of the subordination provisions of the Subordinated Debt Indenture, if such other corporation, as part of such consolidation, merger, conveyance or transfer, complies with the conditions under the Subordinated Debt Indenture.

If the trustee or any holder of any Subordinated Debt Securities receives any payment or distribution on account of such Subordinated Debt Securities after the occurrence of an event described in the prior two paragraphs but before all of such affected Senior Indebtedness is paid in full (or any applicable declaration of acceleration thereof shall have been rescinded or annulled or any such applicable payment default shall have been cured or waived or cease to exist), then that payment or distribution shall be paid over and delivered to the holders of Senior Indebtedness at the time outstanding until such Senior Indebtedness is paid in full (other than money or government obligations previously deposited in trust with the trustee in connection with the satisfaction and discharge of the Subordinated Debt Indenture).

The holders of Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to the Senior Indebtedness until all amounts owing on Subordinated Debt Securities shall be paid in full.

The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the trustee or the holders of the Subordinated Debt Securities, without impairing or releasing the subordination provided in the Subordinated Debt Indenture:

•                                          change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding;

•                                          sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness;

•                                          release any person liable in any manner for the collection for such Senior Indebtedness; or

•                                          exercise or refrain from exercising any rights against CMS Energy and any other person.

The failure to make a payment on account of principal of or interest or premium on any Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Debt Indenture shall not be construed as preventing the occurrence of an event of default with respect to such Subordinated Debt Securities. The failure to make any payment on any Subordinated Debt Securities due to the subordination provisions in the Subordinated Debt Indenture shall not impair the absolute and unconditional obligation of CMS Energy to pay to the holders of such Subordinated Debt Securities the principal of, and interest and premium on, such Subordinated Debt Securities as and when the same shall become due and payable in accordance with their terms.  Nothing in the Subordinated Debt Indenture (i) is intended to or shall affect the relative rights of the holders of any Subordinated Debt Securities and the creditors of CMS Energy other than holders of Senior Indebtedness or (ii) shall prevent the trustee or any holder of any Subordinated Debt Securities from exercising all remedies otherwise permitted by applicable law upon default, subject to the rights of holders of Senior Indebtedness in respect of cash, property or securities of CMS Energy received upon exercise of such remedy.

“Senior Indebtedness” means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the Subordinated Debt Indenture or thereafter incurred, created or assumed:

•                                          indebtedness of CMS Energy for money borrowed by CMS Energy or evidenced by debentures, notes, bankers’ acceptances or other corporate debt securities, or similar instruments issued by CMS Energy (in each case, other than Subordinated Debt Securities);

•                                          all capital lease obligations of CMS Energy;

•                                          all obligations of CMS Energy issued or assumed as the deferred purchase price of property, all conditional sale obligations of CMS Energy and all obligations of CMS Energy under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

•                                          obligations with respect to letters of credit;

•                                          all indebtedness of others of the type referred to in the four preceding bullet points assumed by or guaranteed in any manner by CMS Energy or in effect guaranteed by CMS Energy;

•                                          all obligations of the type referred to in the five preceding bullet points of other persons secured by any lien on any property or asset of CMS Energy (whether or not such obligation is assumed by CMS Energy) (subject to certain exceptions); or

•                                          renewals, extensions or refundings of any of the indebtedness referred to in the preceding six bullet points unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same or the assumption or guarantee of the same, or pursuant to which the same is outstanding, such indebtedness or such renewal, extension or refunding thereof is not superior in right of payment to the Subordinated Debt Securities.

The Subordinated Debt Indenture does not limit the total amount of Senior Indebtedness that may be issued.

Conversion Rights

If the prospectus supplement so provides, the holders of CMS Energy Debt Securities may convert such CMS Energy Debt Securities into CMS Energy Common Stock at the option of the holders at the principal amount thereof, or of such portion thereof, at any time during the period specified in the prospectus supplement, at the conversion price or conversion rate specified in the prospectus supplement, except that, with respect to any CMS Energy Debt Securities (or portion thereof) called for redemption, such conversion right shall terminate at the close of business on the fifteenth day prior to the date fixed for redemption of such CMS Energy Debt Security, unless CMS Energy shall default in payment of the amount due upon redemption thereof.

The conversion price or conversion rate will be adjusted in certain events, including if CMS Energy:

•                                          pays a dividend or makes a distribution in shares of CMS Energy Common Stock;

•                                          subdivides its outstanding shares of CMS Energy Common Stock into a greater number of shares;

•                                          combines its outstanding shares of CMS Energy Common Stock into a smaller number of shares;

•                                          pays a dividend or makes a distribution on its CMS Energy Common Stock other than in shares of its CMS Energy Common Stock;

•                                          issues by reclassification of its shares of CMS Energy Common Stock any shares of its capital stock;

•                                          issues any rights or warrants to all holders of shares of its CMS Energy Common Stock entitling them (for a period expiring within 45 days after the relevant record date, or such other period as may be specified in the prospectus supplement) to purchase shares of CMS Energy Common Stock (or Convertible Securities as defined in the CMS Energy Indentures) at a price per share less than the Average Market Price (as defined in the CMS Energy Indentures); or

•                                          distributes to all holders of shares of its CMS Energy Common Stock any assets or debt securities or any rights or warrants to purchase securities;

provided, that no adjustment shall be made under the last two bullet points above if the adjusted conversion price would be higher than, or the adjusted conversion rate would be less than, the conversion price or conversion rate, as the case may be, in effect prior to such adjustment.

CMS Energy may reduce the conversion price or increase the conversion rate, temporarily or otherwise, by any amount, but in no event shall such adjusted conversion price or conversion rate result in shares of CMS Energy Common Stock being issuable upon conversion of the CMS Energy Debt Securities if converted at the time of such adjustment at an effective conversion price per share less than the par value of the CMS Energy Common Stock at the time such adjustment is made.  No adjustments in the conversion price or conversion rate need be made unless the adjustment would require an increase or decrease of at least 1% in the initial conversion price or conversion rate.  Any adjustment that is not made shall be carried forward and taken into account in any subsequent adjustment.  The foregoing conversion provisions may be modified to the extent set forth in the prospectus supplement.

Description of Stock Purchase Contracts and Stock Purchase Units

CMS Energy may issue Stock Purchase Contracts, representing contracts obligating holders to purchase from CMS Energy, and CMS Energy to sell to the holders, a specified number of shares of CMS Energy Common Stock at a future date or dates.  The price per share of CMS Energy Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts.  The Stock Purchase Contracts may be issued separately or as part of Stock Purchase Units consisting of a Stock Purchase Contract and Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares or debt obligations of third parties, including U.S. Treasury securities, or other securities, securing the holders’ obligations to purchase the CMS Energy Common Stock under the Stock Purchase Contracts.  The Stock Purchase Contracts may require CMS Energy to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or refunded on some basis.  The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units.  The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

CONSUMERS

Introduction

Specific terms of Consumers’ debt securities (the “Consumers Offered Securities” or the “Consumers Debt Securities”), consisting of senior notes or first mortgage bonds, or any combination of these securities, for which this prospectus is being delivered, will be set forth in an accompanying prospectus supplement or supplements.  The prospectus supplement will set forth with regard to the particular Consumers Offered Securities, without limitation, the designation, the total principal amount, the denomination, the maturity, the premium, if any, any exchange, conversion, redemption or sinking fund provisions, any interest rate (which may be fixed or variable), the time or method of calculating any interest payments, the right of Consumers, if any, to defer payment or interest thereon and the maximum length of such deferral, the put options, if any, the public offering price, the ranking, any listing on a securities exchange and other specific terms of the offering.

Consumers Debt Securities

Senior notes will be issued under a senior note indenture dated as of February 1, 1998, as amended and supplemented, with The Bank of New York Mellon, as the senior note trustee (the “Senior Note Indenture”).  The first mortgage bonds will be issued under a mortgage indenture dated as of September 1, 1945, as amended and supplemented, with The Bank of New York Mellon, as the mortgage trustee (the “Mortgage Indenture”).  The Senior Note Indenture and the Mortgage Indenture are sometimes referred to in this prospectus individually as a “Consumers Indenture” and collectively as the “Consumers Indentures”.

The following briefly summarizes the material provisions of the Consumers Indentures that have been filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.  This summary of the Consumers Indentures is not complete and is qualified in its entirety by reference to the Consumers Indentures.  You should read the more detailed provisions of the applicable Consumers Indenture, including the defined terms, for provisions that may be important to you.  You should also read the particular terms of a series of Consumers Debt Securities, which will be described in more detail in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, the trustee under the Senior Note Indenture and the Mortgage Indenture will be The Bank of New York Mellon.

General

The Consumers Indentures provide that Consumers Debt Securities may be issued in one or more series, with different terms, in each case as authorized from time to time by Consumers.

Certain material United States federal income tax consequences and other special considerations applicable to any Consumers Debt Securities issued at a discount will be described in the applicable prospectus supplement.

The applicable prospectus supplement relating to any series of Consumers Debt Securities will describe the specific terms of that series and of the offering.  Such terms may include some or all of the following:

•                                          the designation of such series of Consumers Debt Securities;

•                                          any limitations on the aggregate principal amount of such series of Consumers Debt Securities;

•                                          the original issue date for such series and the stated maturity date or dates of such series;

•                                          the percentage of the principal amount at which the Consumers Debt Securities will be sold and, if applicable, the method of determining the price;

•                                          the interest rate or rates, or the method of calculation of such rate or rates, for such series of Consumers Debt Securities and the date from which such interest shall accrue;

•                                          the terms, if any, regarding the optional or mandatory redemption of such series, including redemption date or dates, if any, and the price or prices applicable to such redemption;

•                                          the form of the Consumers Debt Securities of such series;

•                                          the maximum annual interest rate, if any, permitted for such series of Consumers Debt Securities;

•                                          any other information required to complete the debt securities of such series;

•                                          the establishment of any office or agency pursuant to the terms of the Consumers Indentures where the Consumers Debt Securities may be presented for payment; and

•                                          any other specific terms of the Consumers Debt Securities of such series.

Concerning the Trustees

The Bank of New York Mellon, the trustee under the Senior Note Indenture for the senior notes and the trustee under the Mortgage Indenture for the first mortgage bonds, is one of a number of banks with which Consumers and its subsidiaries maintain ordinary banking relationships.

Exchange and Transfer

Consumers Debt Securities may be presented for exchange and registered Consumers Debt Securities may be presented for registration of transfer at the office or agency maintained for that purpose subject to the restrictions set forth in the Consumers Debt Security and in the applicable prospectus supplement without service charge but upon payment of any taxes or other governmental charges due in connection with the exchange, subject to any limitations contained in the applicable Consumers Indenture.  Consumers Debt Securities in bearer form and the coupons appertaining thereto, if any, will be transferable by delivery as provided in the applicable Consumers Indenture.

Governing Law

Each Consumers Indenture and the Consumers Debt Securities will be governed by, and construed in accordance with, the laws of the State of Michigan unless the laws of another jurisdiction shall mandatorily apply.

Senior Notes

General

The senior notes will be issued under the Senior Note Indenture.  The following summary of the terms of the senior notes does not purport to be complete and is qualified in its entirety by express reference to the Senior Note Indenture, which is incorporated by reference herein.  They make use of defined terms and are qualified in their entirety by express reference to the cited sections and articles of the Senior Note Indenture.

Payment

Payments of principal of and any interest on senior notes in registered form will be made at the office or agency of the senior note trustee in the Borough of Manhattan, The City of New York or its other designated office.  However, at the option of Consumers, payment of any interest may be made by check or by wire transfer.  Payment of any interest due on senior notes in registered form will be made to the persons in whose name the senior notes are registered at the close of business on the record date for such interest payments.  Payments to be made in any other manner will be specified in the applicable prospectus supplement.

Security; Release Date

Until the Release Date (as described in the next paragraph), the senior notes will be secured by one or more series of Consumers’ first mortgage bonds issued and delivered by Consumers to the senior note trustee.  See “First Mortgage Bonds” below.  Upon the issuance of a series of senior notes prior to the Release Date, Consumers will simultaneously issue and deliver to the senior note trustee, as security for all senior notes of that series, a series of first mortgage bonds that will have the same stated maturity date and corresponding redemption provisions and will be in the same aggregate principal amount as the series of the senior notes being issued.  Any series of first mortgage bonds securing senior notes may, but need not, bear interest.  Any payment by Consumers to the senior note trustee of principal of, and interest and/or premium, if any, on, a series of first mortgage bonds will be applied by the senior note trustee to satisfy Consumers’ obligations with respect to principal of, and interest and/or premium, if any, on, the corresponding senior notes.

The “Release Date” will be the date that all first mortgage bonds of Consumers issued and outstanding under the Mortgage Indenture, other than first mortgage bonds securing senior notes, have been retired (at, before or after their maturity) through payment, redemption or otherwise.  On the Release Date, the senior note trustee will deliver to Consumers, for cancellation, all first mortgage bonds securing senior notes.  Not later than 30 days thereafter, the senior note trustee will provide notice to all holders of senior notes of the occurrence of the Release Date.  As a result, on the Release Date, the first mortgage bonds securing senior notes will cease to secure the senior notes.  The senior notes will then become unsecured general obligations of Consumers and will rank equally with other unsecured indebtedness of Consumers.  Each series of first mortgage bonds that secures senior notes will be secured by a lien on certain property owned by Consumers.  See “First Mortgage Bonds—Priority and Security”

below.  Upon the payment or cancellation of any outstanding senior notes, the senior note trustee will surrender to Consumers for cancellation an equal principal amount of the related series of first mortgage bonds.  Consumers will not permit, at any time prior to the Release Date, the aggregate principal amount of first mortgage bonds securing senior notes held by the senior note trustee to be less than the aggregate principal amount of senior notes outstanding.  Following the Release Date, Consumers will cause the Mortgage Indenture to be discharged and will not issue any additional first mortgage bonds under the Mortgage Indenture.  While Consumers will be precluded after the Release Date from issuing additional first mortgage bonds, it will not be precluded under the Senior Note Indenture or senior notes from issuing or assuming other secured debt, or incurring liens on its property, except to the extent indicated under “—Certain Covenants of Consumers—Limitation on Liens” below.

Events of Default

The following constitute events of default under senior notes of any series:

•                                          failure to pay principal of and premium, if any, on any senior note of such series when due;

•                                          failure to pay interest on any senior note of such series when due for 60 days;

•                                          failure to perform any other covenant or agreement of Consumers in the Senior Note Indenture or in the senior notes of such series for 90 days after written notice to Consumers by the senior note trustee or the holders of at least 33% in aggregate principal amount of the outstanding senior notes;

•                                          prior to the Release Date, a default under the Mortgage Indenture has occurred and is continuing; provided, however, that the waiver or cure of such default and the rescission and annulment of the consequences under the Mortgage Indenture will be a waiver of the corresponding event of default under the Senior Note Indenture and a rescission and annulment of the consequences under the Senior Note Indenture; and

•                                          certain events of bankruptcy, insolvency, reorganization, assignment or receivership of Consumers.

If an event of default occurs and is continuing, either the senior note trustee or the holders of a majority in aggregate principal amount of the outstanding senior notes may declare the principal amount of all senior notes to be due and payable immediately.

The senior note trustee generally will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request or direction of any of the holders of senior notes of such series unless those holders have offered to the senior note trustee reasonable security or indemnity.  Subject to certain limitations contained in the Senior Note Indenture, the holders of a majority in aggregate principal amount of the outstanding senior notes of such series generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior note trustee or of exercising any trust or power conferred on the senior note trustee.  The holders of a majority in aggregate principal amount of the outstanding senior notes of such series generally will have the right to waive any past default or event of default (other than a payment default) on behalf of all holders of senior notes of such series.

No holder of senior notes of a series may institute any action against Consumers under the Senior Note Indenture unless:

•                                          that holder gives to the senior note trustee written notice of default and its continuance;

•                                          the holders of a majority in aggregate principal amount of senior notes of such series then outstanding affected by that event of default request the senior note trustee to institute such action;

•                                          that holder has offered the senior note trustee reasonable indemnity; and

•                                          the senior note trustee shall not have instituted such action within 60 days of such request.

Furthermore, no holder of senior notes will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of senior notes of such series.

Within 90 days after the occurrence of a default with respect to the senior notes of a series, the senior note trustee must give the holders of the senior notes of such series notice of any such default known to the senior note trustee, unless cured or waived.  The senior note trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so except in the case of default in the payment of principal of, and interest and/or premium, if any, on, any senior notes of such series.  Consumers is required to deliver to the senior note trustee each year a certificate as to whether or not, to the knowledge of the officer signing such certificate, Consumers is in compliance with the conditions and covenants under the Senior Note Indenture.

Modification

Except as described below, Consumers and the senior note trustee cannot modify and amend the Senior Note Indenture without the consent of the holders of a majority in aggregate principal amount of the outstanding affected senior notes.  Consumers and the senior note trustee cannot modify or amend the Senior Note Indenture without the consent of the holder of each outstanding senior note of such series to:

•                                          change the maturity date of any senior note of such series;

•                                          reduce the rate (or change the method of calculation thereof) or extend the time of payment of interest on any senior note of such series;

•                                          reduce the principal amount of, or premium payable on, any senior note of such series;

•                                          change the coin or currency of any payment of principal of, and interest and/or premium on, any senior note of such series;

•                                          change the date on which any senior note of such series may be redeemed or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any senior note of such series; or

•                                          impair the interest of the senior note trustee in the first mortgage bonds securing the senior notes of such series held by it or, prior to the Release Date, reduce the principal amount of any series of first mortgage bonds securing the senior notes of such series to an amount less than the principal amount of the related series of senior notes or alter the payment provisions of such first mortgage bonds in a manner adverse to the holders of the senior notes.

Consumers and the senior note trustee cannot modify or amend the Senior Note Indenture without the consent of all holders of the senior notes to (i) modify the bullet points in the prior paragraph or (ii) reduce the percentage of senior notes the holders of which are required to consent to any such modification or amendment or waive any event of default to less than a majority.

Consumers and the senior note trustee can modify and amend the Senior Note Indenture without the consent of the holders in certain cases, including:

•                                          to supply omissions, cure ambiguities or correct defects, which actions, in each case, are not inconsistent with the Senior Note Indenture or prejudicial to the interests of the holders in any material respect;

•                                          to add to the covenants of Consumers for the benefit of the holders or to surrender a right conferred on Consumers in the Senior Note Indenture;

•                                          to add further security for the senior notes of such series;

•                                          to add provisions permitting Consumers to be released with respect to one or more series of outstanding senior notes from its obligations under the covenants upon satisfaction of conditions with respect to such series of senior notes; or

•                                          to make any other change that is not prejudicial to the holders of senior notes of such series in any material respect.

A supplemental indenture that changes or eliminates any covenant or other provision of the Senior Note Indenture (or any supplemental indenture) that has expressly been included solely for the benefit of one or more series of senior notes, or that modifies the rights of the holders of senior notes of such series with respect to such covenant or provision, will be deemed not to affect the rights under the Senior Note Indenture of the holders of senior notes of any other series.

Defeasance and Discharge

The Senior Note Indenture provides that Consumers will be discharged from any and all obligations in respect to the senior notes of such series and the Senior Note Indenture (except for certain obligations such as obligations to register the transfer or exchange of senior notes, replace stolen, lost or mutilated senior notes and maintain paying agencies) if, among other things, Consumers irrevocably deposits with the senior note trustee, in trust for the benefit of holders of senior notes of such series, money or certain United States government obligations, or any combination of money and government obligations.  The payment of interest and principal on the deposits in accordance with their terms must provide money in an amount sufficient, without reinvestment, to make all payments of principal of, and any premium and interest on, the senior notes on the dates such payments are due in accordance with the terms of the Senior Note Indenture and the senior notes of such series.  If all of the senior notes of such series are not due within 90 days of such deposit by redemption or otherwise, Consumers must also deliver to the senior note trustee an opinion of counsel to the effect that the holders of the senior notes of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of that defeasance or discharge of the Senior Note Indenture.  Thereafter, the holders of senior notes must look only to the deposit for payment of the principal of, and interest and any premium on, the senior notes.

Consolidation, Merger and Sale or Disposition of Assets

Consumers may not consolidate with or merge into another corporation, or sell or otherwise dispose of its properties as or substantially as an entirety to any person, unless among other things:

•                                          the new corporation or person is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

•                                          the new corporation or person assumes the due and punctual payment of the principal of and premium and interest on all the senior notes and the performance of every covenant of the Senior Note Indenture to be performed or observed by Consumers; and

•                                          prior to the Release Date, the new corporation or person assumes Consumers’ obligations under the Mortgage Indenture with respect to first mortgage bonds securing senior notes.

The conveyance or other transfer by Consumers of:

•                                          all or any portion of its facilities for the generation of electric energy;

•                                          all of its facilities for the transmission of electric energy; or

•                                          all of its facilities for the distribution of natural gas;

in each case considered alone or in any combination with properties described in such bullet points, will not be considered a conveyance or other transfer of all the properties of Consumers as or substantially as an entirety.

Certain Covenants of Consumers

Limitation on Liens

So long as any senior notes are outstanding, Consumers may not issue, assume, guarantee or permit to exist after the Release Date any debt that is secured by any mortgage, security interest, pledge or lien (each, a “Lien”) on any operating property of Consumers, whether owned at the date of the Senior Note Indenture or thereafter acquired, without in any such case effectively securing the senior notes (together with, if Consumers shall so determine, any other indebtedness of Consumers ranking equally with the senior notes) equally and ratably with such debt (but only so long as such debt is so secured).  The foregoing restriction will not apply to indebtedness secured by:

•                                          Liens on any operating property existing at the time of its acquisition (which Liens may also extend to subsequent repairs, alterations and improvements to such operating property);

•                                          Liens on operating property of a corporation existing at the time such corporation is merged into or consolidated with, or such corporation disposes of its properties (or those of a division) as or substantially as an entirety to, Consumers;

•                                          Liens on operating property to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such Liens are created or assumed contemporaneously with, or within 18 months after, such acquisition or the completion of construction or development or substantial repair, alteration or improvement;

•                                          Liens in favor of any state or any department, agency or instrumentality or political subdivision of any state, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any debt (including, without limitation, obligations of Consumers with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or developing or substantially repairing, altering or improving operating property of Consumers; or

•                                          any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the first four bullet points above; provided, however, that the principal amount of debt secured thereby and not otherwise authorized by the first four bullet points above, inclusive, shall not exceed the principal amount of debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

These restrictions will not apply to the issuance, assumption or guarantee by Consumers of debt secured by a Lien that would otherwise be subject to the foregoing restrictions up to an aggregate principal amount that, together with the principal amount of all other secured debt of Consumers (not including secured debt permitted under any of the foregoing exceptions) and the value of sale and lease-back transactions existing at such time (other than sale and lease-back transactions the proceeds of which have been applied to the retirement of certain indebtedness, sale and lease-back transactions in which the property involved would have been permitted to be subjected to a Lien under any of the bullet points above and sale and lease-back transactions that are permitted by the first sentence of “Limitation on Sale and Leaseback Transactions” below), does not exceed the greater of 15% of net tangible assets or 15% of capitalization.

Limitation on Sale and Leaseback Transactions

So long as senior notes are outstanding, Consumers may not enter into or permit to exist after the Release Date any sale and lease-back transaction with respect to any operating property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchaser’s commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of such operating property or the placing in operation of such operating property or of such operating property as constructed or developed or substantially repaired, altered or improved.  This restriction will not apply if:

•                                          Consumers would be entitled under any of the provisions described in the bullet points set forth under “Limitation on Liens” above to issue, assume, guarantee or permit to exist debt secured by a Lien on such operating property without equally and ratably securing the senior notes;

•                                          after giving effect to such sale and lease-back transaction, Consumers could incur, pursuant to the provisions described in the second paragraph under “Limitation on Liens” above, at least $1.00 of additional debt secured by Liens (other than Liens permitted by the preceding bullet point); or

•                                          Consumers applies within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value) thereof, and, otherwise, an amount equal to the fair value (as determined by its board of directors) of the operating property so leased to the retirement of senior notes or other debt of Consumers ranking senior to, or equally with, the senior notes, subject to reduction for senior notes and such debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at maturity.

Voting of Senior Note Mortgage Bonds Held by the Senior Note Trustee

The senior note trustee, as the holder of first mortgage bonds securing senior notes, will attend any meeting of bondholders under the Mortgage Indenture, or, at its option, will deliver its proxy in connection therewith as it relates to matters with respect to which it is entitled to vote or consent.  So long as no event of default under the Senior Note Indenture has occurred and is continuing, the senior note trustee will vote or consent:

•                                          in favor of amendments or modifications of the Mortgage Indenture of substantially the same tenor and effect as follows:

•                                          to eliminate the maintenance and replacement fund and to recover amounts of net property additions previously applied in satisfaction thereof so that the same would become available as a basis for the issuance of first mortgage bonds;

•                                          to eliminate sinking funds or improvement funds and to recover amounts of net property additions previously applied in satisfaction thereof so that the same would become available as a basis for the issuance of first mortgage bonds;

•                                          to eliminate the restriction on the payment of dividends on common stock and to eliminate the requirements in connection with the periodic examination of the mortgaged and pledged property by an independent engineer;

•                                          to permit first mortgage bonds to be issued under the Mortgage Indenture in a principal amount equal to 70% of unfunded net property additions instead of 60%, to permit sinking funds or improvement funds requirements (to the extent not otherwise eliminated) under the Mortgage Indenture to be satisfied by the application of net property additions in an amount equal to 70% of such additions instead of 60%, and to permit the acquisition of property subject to certain liens prior to the lien of the Mortgage Indenture if the principal amount of indebtedness secured by such liens does not exceed 70% of the cost of such property instead of 60%;

•                                          to eliminate requirements that Consumers deliver a net earnings certificate for any purpose under the Mortgage Indenture;

•                                          to raise the minimum dollar amount of insurance proceeds on account of loss or damage that must be payable to the senior note trustee from $50,000 to an amount equal to the greater of (i) $5,000,000 and (ii) 3% of the total principal amount of first mortgage bonds outstanding;

•                                          to increase the amount of the fair value of property that may be sold or disposed of free from the lien of the Mortgage Indenture, without any release or consent by the mortgage trustee, from not more than $25,000 in any calendar year to not more than an amount equal to the greater of (i) $5,000,000 and (ii) 3% of the total principal amount of first mortgage bonds then outstanding;

•                                          to permit certain mortgaged and pledged property to be released from the lien of the Mortgage Indenture if, in addition to certain other conditions, the senior note trustee receives purchase money obligations of not more than 70% of the fair value of such property instead of 60% and to eliminate the further requirement for the release of such property that the aggregate principal amount of purchase money obligations held by the mortgage trustee not exceed 20% of the principal amount of first mortgage bonds outstanding; and

•                                          to eliminate the restriction prohibiting the mortgage trustee from applying cash held by it pursuant to the Mortgage Indenture to the purchase of bonds not otherwise redeemable at a price exceeding 110% of the principal of such bonds, plus accrued interest; and

•                                          with respect to any other amendments or modifications of the Mortgage Indenture, as follows: the senior note trustee shall vote all first mortgage bonds securing senior notes then held by it, or consent with respect thereto, proportionately with the vote or consent of the holders of all other first mortgage bonds outstanding under the Mortgage Indenture, the holders of which are eligible to vote or consent; however, the senior note trustee will not vote in favor of, or consent to, any amendment or modification of the Mortgage Indenture that, if it were an amendment or modification of the Senior Note Indenture, would require the consent of holders of senior notes (as described under “Modification” above) without the prior consent of holders of senior notes that would be required for such an amendment or modification of the Senior Note Indenture.

Concerning the Senior Note Trustee

The Bank of New York Mellon is both the senior note trustee under the Senior Note Indenture and the mortgage trustee under the Mortgage Indenture.  The Senior Note Indenture provides that Consumers’ obligations to compensate the senior note trustee and reimburse the senior note trustee for expenses, disbursements and advances will constitute indebtedness that will be secured by a lien generally prior to that of the senior notes upon all property and funds held or collected by the senior note trustee as such.

First Mortgage Bonds

General

The first mortgage bonds issued either alone or securing senior notes or other obligations will be issued under the Mortgage Indenture.  The following summary of the terms of the first mortgage bonds does not purport to be complete and is qualified in its entirety by all of the provisions of the Mortgage Indenture, which is incorporated by reference herein.  They make use of defined terms and are qualified in their entirety by express reference to the Mortgage Indenture, a copy of which will be available upon request to the mortgage trustee (or, in the case of first mortgage bonds being issued to secure senior notes, the request should be made to the senior note trustee).

First mortgage bonds securing senior notes are to be issued under the Mortgage Indenture as security for Consumers’ obligations under the Senior Note Indenture and will be immediately delivered to and registered in the name of the senior note trustee.  The first mortgage bonds securing senior notes will be issued as security for senior notes of a series and will secure the senior notes of that series until the Release Date.  The Senior Note Indenture provides that the senior note trustee shall not transfer any first mortgage bonds securing senior notes except to a successor trustee, to Consumers (as provided in the Senior Note Indenture) or in compliance with a court order in connection with a bankruptcy or reorganization proceeding of Consumers.  The senior note trustee shall generally vote the first mortgage bonds securing senior notes proportionately with what it believes to be the vote of all other first mortgage bonds then outstanding except in connection with certain amendments or modifications of the Mortgage Indenture, as described under “Senior Notes—Voting of Senior Note Mortgage Bonds Held by the Senior Note Trustee” above.

First mortgage bonds securing senior notes will correspond to the senior notes of the related series in respect of principal amount, interest rate, maturity date and redemption provisions.  Upon payment of the principal or premium, if any, or interest on senior notes of a series, the related first mortgage bonds in a principal amount equal to the principal amount of such senior notes will, to the extent of such payment of principal, premium or interest, be deemed fully paid and the obligation of Consumers to make such payment shall be discharged.

Payment

Payments of principal of and any interest on first mortgage bonds in registered form will be made at the office or agency of Consumers in the Borough of Manhattan, The City of New York or its other designated office.

Priority and Security

The first mortgage bonds issued either alone or securing senior notes of any series will rank equally as to security with first mortgage bonds of other series now outstanding or issued later under the Mortgage Indenture.  This security is a direct first lien on substantially all of Consumers’ property and franchises (other than certain property expressly excluded from the lien (such as cash, bonds, stock and certain other securities, contracts, accounts and bills receivables, judgments and other evidences of indebtedness, stock in trade, materials or supplies manufactured or acquired for the purpose of sale and/or resale in the usual course of business or consumable in the operation of any of the properties of Consumers, natural gas, oil and minerals, and motor vehicles)).  This lien is subject to excepted encumbrances (and certain other limitations) as defined and described in the Mortgage Indenture.  The Mortgage Indenture permits, with certain limitations, the acquisition of property subject to prior liens and, under certain conditions, permits the issuance of additional indebtedness under such prior liens to the extent of 60% of net property additions made by Consumers to the property subject to such prior liens.

Release and Substitution of Property

The Mortgage Indenture provides that, subject to various limitations, property may be released from the lien thereof when sold or exchanged, or contracted to be sold or exchanged, upon the basis of:

•                                          cash deposited with the mortgage trustee;

•                                          first mortgage bonds or purchase money obligations delivered to the mortgage trustee;

•                                          prior lien bonds delivered to the mortgage trustee or reduced or assumed by the purchaser;

•                                          property additions acquired in exchange for the property released; or

•                                          a showing that unfunded net property additions exist.

The Mortgage Indenture also permits the withdrawal of cash upon a showing that unfunded net property additions exist or against the deposit of first mortgage bonds or the application thereof to the retirement of first mortgage bonds.

Modification of Mortgage Indenture

The Mortgage Indenture, the rights and obligations of Consumers and the rights of the first mortgage bondholders may be modified through a supplemental indenture by Consumers with the consent of the holders of not less than 75% in principal amount of the first mortgage bonds and of not less than 60% in principal amount of each series affected.  In general, however, no modification of the terms of payment of principal or interest is effective against any first mortgage bondholder without the first mortgage bondholder’s consent, and no modification affecting the lien or reducing the percentage required for modification is effective without the consent of all first mortgage bondholders.  Consumers has reserved the right without any consent or other action by the holders of first mortgage bonds of any series or by the holder of any senior note or exchange note that is secured by first mortgage bonds to amend the Mortgage Indenture in order to substitute a majority in principal amount of first mortgage bonds outstanding under the Mortgage Indenture for the 75% requirement set forth above (and then only in respect of such series of outstanding first mortgage bonds as shall be affected by the proposed action) and to eliminate the requirement for a series-by-series consent requirement.

Concerning the Mortgage Trustee

The Bank of New York Mellon is both the mortgage trustee under the Mortgage Indenture and the senior note trustee under the Senior Note Indenture.  The Mortgage Indenture provides that Consumers’ obligations to compensate the mortgage trustee and reimburse the mortgage trustee for expenses, disbursements and advances will constitute indebtedness that will be secured by a lien generally prior to that of the first mortgage bonds upon all property and funds held or collected by the mortgage trustee as such.

Defaults

The Mortgage Indenture defines the following as defaults:

•                                          failure to pay principal when due;

•                                          failure to pay interest for 60 days;

•                                          failure to pay any installment of any sinking or other purchase fund for 90 days;

•                                          certain events in bankruptcy, insolvency or reorganization; and

•                                          failure to perform any other covenant for 90 days following written demand by the mortgage trustee for Consumers to cure such failure.

Consumers has covenanted to pay interest on any overdue principal and (to the extent permitted by law) on overdue installments of interest, if any, on the first mortgage bonds under the Mortgage Indenture at the rate of 6% per year.  The Mortgage Indenture does not contain a provision requiring any periodic evidence to be furnished as to the absence of default or as to compliance with the terms thereof.  However, Consumers is required by law to furnish annually to the mortgage trustee a certificate as to compliance with all conditions and covenants under the Mortgage Indenture.

The mortgage trustee or the holders of at least 20% in aggregate principal amount of the outstanding first mortgage bonds may declare the principal due on default, but the holders of a majority in aggregate principal amount may rescind such declaration and waive the default if the default has been cured.  Subject to certain limitations, the holders of a majority in aggregate principal amount may generally direct the time, method and place of conducting any proceeding for the enforcement of the Mortgage Indenture.  No first mortgage bondholder has the right to institute any proceedings relating to the Mortgage Indenture unless that holder shall have given the mortgage trustee written notice of a default, the holders of 20% of outstanding first mortgage bonds shall have tendered to the mortgage trustee reasonable indemnity against costs, expenses and liabilities and requested the mortgage trustee in writing to take action, the mortgage trustee shall have declined to take action or failed to do so within 60 days and no inconsistent directions shall have been given by the holders of a majority in aggregate principal amount of the first mortgage bonds.

BOOK-ENTRY SYSTEM

Unless indicated otherwise in the applicable prospectus supplement, The Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the CMS Energy Offered Securities and the Consumers Offered Securities (collectively, the “Offered Securities”).  The Offered Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.  One fully-registered Offered Security certificate will be issued for each issue of the Offered Securities, each in the aggregate principal amount of such issue, and will be deposited with DTC.  If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds and provides asset servicing for securities that DTC’s participants (“Direct Participants”) deposit with DTC.  DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts.  This eliminates the need for physical movement of securities certificates.  Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

Purchases of Offered Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Offered Securities on DTC’s records.  The ownership interest of each actual purchaser of each Offered Security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records.  Beneficial Owners will not receive written confirmation from DTC of their purchase.  Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction.  Transfers of ownership interests in the Offered Securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners.  Beneficial Owners will not receive certificates representing their ownership interests in Offered Securities, except in the event that use of the book-entry system for the Offered Securities is discontinued.

To facilitate subsequent transfers, all Offered Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.  The deposit of Offered Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership.  DTC has no knowledge of the actual Beneficial Owners of the Offered Securities; DTC’s records reflect only the identity of the Direct

Participants to whose accounts such Offered Securities are credited, which may or may not be the Beneficial Owners.  The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Beneficial Owners of Offered Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Offered Securities, such as redemptions, tenders, defaults and proposed amendments to the Offered Security documents.  For example, Beneficial Owners of Offered Securities may wish to ascertain that the nominee holding the Offered Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners.

Redemption notices shall be sent to DTC.  If less than all of the Offered Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Offered Securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures.  Under its usual procedures, DTC mails an Omnibus Proxy to the applicable Registrant as soon as possible after the record date.  The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Offered Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions and dividend payments on the Offered Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the applicable Registrant or the agent, on payable date in accordance with their respective holdings shown on DTC’s records.  Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of DTC, the agent or the applicable Registrant, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the applicable Registrant or the agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its Offered Securities purchased or tendered, through its participant, to the tender or remarketing agent, and shall effect delivery of such Offered Securities by causing the Direct Participant to transfer such participant’s interest in the Offered Securities, on DTC’s records, to such agent.  The requirement for physical delivery of Offered Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Offered Securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Offered Securities to such agent’s DTC account.

Except as provided in the applicable prospectus supplement, a Beneficial Owner of an Offered Security will not be entitled to receive physical delivery of an Offered Security (except as provided in the next paragraph).  Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights with respect to such Beneficial Owner’s interest in an Offered Security.  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form.  Such laws may impair the ability to transfer beneficial interests in an Offered Security.

DTC may discontinue providing its services as depository with respect to the Offered Securities at any time by giving reasonable notice to the applicable Registrant or the agent.  Under such circumstances, in the event that a successor depository is not obtained, Offered Security certificates are required to be printed and delivered.

The applicable Registrant may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository).  In that event and subject to DTC’s procedures, Offered Security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that each Registrant believes to be reliable, but no Registrant takes any responsibility for the accuracy thereof.

LEGAL OPINIONS

Opinions as to the legality of certain of the Offered Securities will be rendered for CMS Energy and Consumers by Melissa M. Gleespen, Vice President, Corporate Secretary and Chief Compliance Officer.  Certain United States federal income taxation matters may be passed upon for CMS Energy and Consumers by either Carolee K. Smith, Director of Tax Planning and Tax Counsel, or by special tax counsel to CMS Energy and Consumers, who will be named in the applicable prospectus supplement.  Certain legal matters with respect to Offered Securities will be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

EXPERTS

The consolidated financial statements of CMS Energy and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the CMS Energy Annual Report on Form 10-K for the year ended December 31, 2019, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Consumers and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Consumers Annual Report on Form 10-K for the year ended December 31, 2019, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$126,497,000

Consumers Energy Company

Floating Rate First Mortgage Bonds due 2070

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

UBS Investment Bank	Deutsche Bank Securities	RBC Capital Markets	J.P. Morgan	Morgan Stanley

September 25, 2020